UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2026 Annual Meeting of Shareholders and Proxy Statement

MVB FINANCIAL

MEMBER FDIC

301 Virginia Avenue
Fairmont, WV 26554

Notice of 2026 Annual Meeting of Shareholders
via Live Webcast, please visit:	May 19, 2026
www.meetnow.global/MFTARNK	10:00 a.m. EDT

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at ir.mvbbanking.com

To the Shareholders:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB Financial Corp. (“MVB”, the “Company”, “we” or “our”) will be held via live webcast at 10:00 a.m. EDT on May 19, 2026. You will be able to participate, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MFTARNK. You will not be able to attend the Annual Meeting in person. The Proxy Statement contains additional information regarding registering for and attending the Annual Meeting. The webcast will begin promptly at 10:00 a.m. EDT and online access will be available beginning at 9:00 a.m. EDT. We encourage you to access the webcast prior to the start time. Although unlikely, please be aware that the date, time, or location of the Annual Meeting may change based on MVB's facts and circumstances. The purpose of this meeting is to consider and vote on the following proposals:

MVB Financial Corp. 2026 Proxy Statement

Items of Business
1	To elect the four director nominees named in the Proxy Statement.

2	To approve on a non-binding, advisory basis, the compensation of our named executive officers.

3	To amend the MVB Financial Corp. 2022 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan.

4	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for 2026.

Any such business that may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date
Only MVB Financial Corp. shareholders of record at the close of business on March 25, 2026 (the “Record Date”) shall be entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive office at 301 Virginia Avenue, Fairmont, WV 26554. The notice of Annual Meeting, Proxy Statement, proxy card, and other proxy materials are first being sent or made available to shareholders on or about April 6, 2026. As of the Record Date, there were approximately 12,844,813 shares of the Company’s voting common stock outstanding.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held Virtually on May 19, 2026.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. Instead of receiving paper copies of our proxy materials in the mail, shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) which provides an internet website address where shareholders can access electronic copies of proxy materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the proxy materials and proxy card. The Company's 2026 Proxy Statement, proxy card and Annual Report for fiscal year 2025 are available online at www.investorvote.com/MVBF. We encourage you to access and review such materials before voting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares.

Sincerely,
Larry F. Mazza
President & Chief Executive Officer
April 7, 2026

Your vote is important. Please vote.
www.mvbbanking.com

Table of Contents

Proxy Statement Summary	5
MVB Values and Culture	8
Corporate Governance	9
Role of the Board of Directors	9
Board Committees	9
Board Leadership Structure	12
Annual Board and Committee Assessment	14
Audit Committee Financial Experts	16
Code of Conduct & Corporate Conduct Policy	17
Transactions with Related Persons	17
Attendance of Directors at Annual Meeting of Shareholders	17
Communications with the Board	18
Directors	19
Director Overview	19
Nominees for Election	21
Directors Not Up For Election	24
Compensation of Directors	27
Executive Officers	29
Executive Compensation	32
Human Resources and Compensation Committee Report	32
Compensation Discussion and Analysis	32
Executive Compensation Tables	50
Summary Compensation Table	50
Grants of Plan-Based Awards	52
Outstanding Equity Awards	53
Option Exercises and Stock Vesting	54
Potential Payments Upon Termination or Change in Control	56
Retirement Plans	59
CEO Pay Ratio	59
Pay Versus Performance	60
Committed to the Success of our Communities	64
Proposals	66
Proposal No. 1 – Election of Directors	66
Proposal No. 2 – Non-Binding Advisory Vote to Approve Executive Compensation	67
Proposal No 3. - Approval of Amendment to the MVB Financial Corp. 2022 Stock Incentive Plan to increase the Number of Shares Authorized Under the Plan.	67
Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm	76
Other Information	77
Audit Committee Report	77
Security Ownership of Certain Beneficial Owners and Management	77
General Information	79

MVB Financial Corp. 2026 Proxy Statement

Proxy Statement Summary

MVB Financial Corp. (“MVB”, the “Company”, “we” or “our”) is furnishing this Proxy Statement in connection with the solicitation of proxies to vote at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of MVB. The following summary provides an overview of the Annual Meeting, the proposals that will be acted on, how to vote your shares, and information about our corporate governance and executive compensation program. We encourage you to carefully review all of the important information contained in this Proxy Statement before voting.

2026 Annual Meeting of Shareholders

via Live Webcast                                May 19, 2026
at www.meetnow.global/MFTARNK                        10:00 a.m. EDT

The record date for the Annual Meeting is March 25, 2026 (the “Record Date”). Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

The Annual Meeting will be held via live webcast at 10:00 a.m. EDT on May 19, 2026. You will be able to participate, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.meetnow.global/MFTARNK. You will not be able to physically attend the Annual Meeting in person. Although unlikely, please be aware that the date, time, or location of the Annual Meeting may change based on MVB's facts and circumstances.

Items of Business and Voting Recommendations

	Proposal	Recommendation of the Board	Page #
1	To elect to the Board the four nominees presented by the Board.	FOR ALL of the nominees	66
2	To approve on a non-binding advisory basis, the compensation of our named executive officers.	FOR	67
3	To approve an amendment to the MVB Financial Corp. 2022 Stock Incentive Plan to increase the total number of shares authorized under the Plan.	FOR	67
4	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for 2026.	FOR	76

How to Vote

To vote online, visit www.investorvote.com/MVBF and enter the control number found in your Notice of Internet Availability of Proxy Materials. You may also vote prior to the Annual Meeting by mail or phone. For more detailed information, see Voting Procedures beginning on page 81

Your vote is important. Please vote.

www.mvbbanking.com

Corporate Governance Highlights

Our corporate governance structure fosters principled actions, informed and effective decision-making, and appropriate compliance and performance monitoring. A few governance highlights are as follows:

–Eight of our nine directors are independent.
–Three of the nine directors are diverse (two females and one self-identified Hispanic/Latino).
–The Board as a whole has a wide range of expertise.
–Balanced Director tenure with an average tenure of approximately nine years.
–Board composition is diverse in age, skills, and experiences.
–Independent directors regularly meet without management present.
–Annual Board review and self-evaluation.
–Active shareholder engagement and communication.
–Stock ownership requirements for directors and executive officers.
–Board responsibility for risk oversight.
–Independent compensation consultant engaged.

Board of Directors and Committees

The committee membership in the chart below reflects the membership as of the date of this Proxy Statement.

	MVB Financial Corp.					Independent
	Audit	Finance	N&CG	Compensation	Risk
W. Marston Becker[1]		X		Chair		X
Richard J. Cordella, Jr.		X	X			X
John W. Ebert Vice-Chair		X	Chair	X		X
Adam F. Famularo		Chair				X
Victor R. Maculaitis	X			X	X	X
Larry F. Mazza President & CEO
Dr. Kelly R. Nelson, Chair			X		Chair	X
Jan L. Owen	X		X		X	X
Cheryl D. Spielman	Chair	X			X	X
1 Mr. Becker, will retire effective as of the meeting date.

On February 17, 2026, Mr. Famularo was appointed to the Board and as a member of the Finance Committee. On February 17, 2026, Dr. Nelson was named Board Chair, replacing Mr. Becker. On February 26, 2026, Glen W. Herrick resigned from his position as director of the Company, effective immediately. At the time of his resignation, Mr. Herrick was Chair of the Company’s Audit Committee and a member of the Finance Committee. With Mr. Herrick’s resignation, the Board appointed Cheryl Spielman as the Chair of the Audit Committee of the Board.

Please see the changes that will occur following the Annual Meeting in the respective committee descriptions, beginning on page 9. For a detailed discussion of our corporate governance and directors, please see the section entitled “Corporate Governance” and the section entitled “Directors.”

MVB Financial Corp. 2026 Proxy Statement

Executive Compensation Program Highlights
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of MVB’s business.
Sound Program Design

We follow guiding principles in the design of the compensation program for our named executive officers and are committed to sound compensation policies and practices. We achieve our objectives through compensation that we believe does not encourage unnecessary and excessive risk taking. The overall design of our compensation program and each of its three primary components listed below have remained consistent year-over-year.
•Annual Base Salary
Fixed element of annual compensation

•Short-Term Incentives
Short-term cash incentive with variable payout opportunities based on operating results measured against annual performance goals

•Long-Term Incentives
Long-term equity incentives in the form of time-based and performance-based restricted stock units (“RSUs”) with multi-year vesting schedules
Aligned with Shareholder Interests and Company Performance
•Short- and long-term incentive opportunities are capped and have challenging performance goals tied to key measures of overall Company performance.

•Satisfied the primary Tier 1 Capital Ratio trigger and achieved above target performance on all four financial scorecard metrics as well as exceeding expectations on their individual objectives resulting in a 2025 bonus plan payout at 216.66% of target.

•Included a relative total shareholder return (“TSR”) modifier to the long-term incentive plan to add to measure all results between the 25th and 75th percentiles of the targeted peers.

•The performance-based RSUs granted in 2023 vested at 65.06% of target following the completion of the 2023–2025 performance period. The underlying payout was determined by achievement of 120.83% on the Tangible Book Value plus Dividends per Share (TBV+DPS) metric and 0% on the Earnings per Share (EPS) metric. These results were then subject to a 107.69% upward modification under the relative Total Shareholder Return (rTSR) modifier, reflecting Company performance at the 59.61th percentile relative to peers.

•Shareholders have an annual opportunity to cast an advisory vote on the compensation of our named executive officers and have indicated strong support for our executive compensation program in the past.

For a detailed discussion of our executive compensation program, please see the section entitled “Compensation Discussion and Analysis.”

www.mvbbanking.com

Environmental, Social, and Governance (ESG) Highlights
Our Board has oversight responsibility for environmental, social, and governance (“ESG”) and sustainability-related activities and receives regular reports from management on these items. Management supports these activities and provides strategic guidance and senior-level review of ESG activities.

MVB Values and Culture

MVB’s “Purpose” is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” We uphold our core values of Trust; Commitment; Respect, Love, and Caring; Teamwork; and being Adaptive. This section describes the values of MVB that guide our team members in making their most important day-to-day decisions.

Values

Trust We are reliable and act with integrity. We can be counted on and count on others.

Commitment We take ownership of our responsibilities in support of MVB achieving its Purpose.

Respect, Love, and Caring We are respectful, considerate, and thoughtful towards our team members, clients, and community.

Teamwork We effectively and efficiently work with others to accomplish more.

Adaptive We easily respond to change in a productive way.

Strong Culture

At MVB, we remain committed to maintaining and growing our culture by leveraging our purpose, values, and associated behaviors. Examples of this can be found in our talent acquisition, onboarding, education, and performance processes. We take time to listen to our team members, understand areas of opportunity, and provide support that enables us to execute on our business strategy. We believe this approach helps to differentiate us from others.
MVB Financial Corp. 2026 Proxy Statement

Corporate Governance

This section describes MVB’s corporate governance framework and the role and structure of our Board.

Role of the Board of Directors

MVB’s Board oversees the Chief Executive Officer (“CEO”) and other senior management in the operation of MVB and assures that the long-term interests of shareholders are being served. To satisfy the Board’s duties, directors are expected to take a proactive, focused approach to their positions to ensure that MVB is committed to business success through the maintenance of high standards of responsibility and ethics.

The Board believes that MVB’s governance structure fosters principled actions, informed and effective decision making, and appropriate compliance and performance monitoring. MVB’s key governance documents are available at ir.mvbbanking.com/governance.

The Board has determined that, No director, except for Larry F. Mazza, MVB’s President and CEO, is or has for the past three years been a team member of MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. No director is or has for the past three years been team members of MVB, except for Mr. Mazza, and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB’s wholly owned subsidiary, MVB Bank, Inc. (“MVB Bank”). Based upon its review, the Board has determined that each director, except for Mr. Mazza, is “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

The Board of Directors of MVB had ten (10) regularly scheduled meetings and six (6) additional special project and strategic initiative meetings during 2025. On a regular basis, Mr. Mazza and members of the executive management team are excused from the meetings so the Board can hold an executive session to discuss matters privately. The Chair relays any action items to the President and CEO, if necessary. All current directors attended 75% or more of the meetings held by the Board and committees thereof in which the director is a member, with an average total attendance record of 95%.

Board Committees

The Board has a standing Audit Committee, Finance Committee, Human Resources and Compensation Committee (the “Compensation Committee”), Nominating and Corporate Governance Committee (the “N&CG Committee”), and Risk and Compliance Committee.

The Board has determined that the Chair of each committee and all committee members are independent under applicable Nasdaq and SEC rules for committee memberships. Each committee operates under a written charter adopted by the Board. Charters for the Audit Committee, Finance Committee, N&CG Committee, Compensation Committee, and Risk and Compliance Committee are available at ir.mvbbanking.com/governance.

Audit Committee

The purpose of the Audit Committee is to:

1.Assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and reports of MVB;
2.Be directly responsible for the appointment, compensation and oversight of the independent auditor engaged by MVB for the purpose of preparing or issuing an audit report or related work;
3.Be responsible for the appointment, compensation and oversight of the internal auditor;
www.mvbbanking.com

4.Assist the Board in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes-Oxley Act of 2002;
5.Oversee management corrective actions when such needs have been identified; and
6.Oversee MVB’s whistleblower policy.

The Audit Committee meets with MVB's Chief Audit Executive, who oversees the internal audit function of MVB, and Forvis Mazars, LLP (“FORVIS”), who is responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their annual financial statement audit and internal controls over financial reporting audit of MVB Bank or MVB. The Chief Audit Executive engages Crowe, LLP to conduct outsourced audits of Information Technology and other selected audit areas requiring specialized expertise. During these meetings, members of the management of MVB Bank or MVB, including Mr. Mazza, may be asked to leave the room to provide comfort to questioners and responders.

The Audit Committee Charter was most recently reviewed and approved by the Board on January 20, 2026. The Audit Committee held nine (9) meetings in 2025. The Committee was comprised of four members throughout the year: Mr. Herrick (who served as Chair), Mr. Maculaitis, Dr. Nelson, and Ms. Spielman.

In February 2026, there were several changes to the Committee’s membership. Mr. Herrick resigned from his position as a director of the Company, and as a result, the Board appointed Ms. Spielman to serve as the new Chair of the Audit Committee. Dr. Nelson also took on a new role as Chair of the MVB Boards. To accommodate Dr. Nelson’s expanded responsibilities, Ms. Owen was appointed to replace him as a member of the Audit Committee. These changes were made to ensure the Committee continues to operate effectively and maintains continuity in its oversight functions. After the upcoming Annual Meeting, the composition of the Audit Committee is expected to remain the same, reflecting the recent appointments and transitions.

Finance Committee

The purpose of the Finance Committee is to:

1.Provide oversight and guidance regarding finance, capital, budget, mergers and acquisitions, new lines of business, and facilities matters and make recommendations, as appropriate and warranted; and
2.Review and provide recommendations for financial technology (“fintech”) investments.

The Finance Committee reviews MVB’s overall financial plan, balance sheet, and capital structure. The Finance Committee also monitors the financial performance of the organization and its subsidiaries and business lines against approved budgets, long-term trends and industry benchmarks. The Finance Committee reports the results from these meetings to the Board. The Finance Committee also assists the Board in reviewing the Company’s annual operational and capital budgets. Lastly, the Finance Committee oversees the Company’s equity and other investments in Fintech companies.

On February 17, 2026, the Board conducted its most recent review and approval of the Finance Committee Charter. In 2025, the Finance Committee held ten meetings. During the fiscal year, the Finance Committee was comprised of Messrs. Becker, Cordella, Ebert, Herrick, and Ms. Spielman, with Ms. Spielman serving as Chair. In the first quarter of 2026, Mr. Famularo joined the committee as a new member. All committee members served until the Annual Meeting, except for Mr. Herrick, who resigned from his director position in February 2026. Following Mr. Herrick’s resignation, Ms. Spielman was appointed Chair of the Audit Committee. As a result, Mr. Famularo was named Chair of the Finance Committee and will continue in this role after the Annual Meeting. After the Annual Meeting, the composition of the Finance Committee will remain the same, except that Mr. Becker will retire effective as of the meeting date.

MVB Financial Corp. 2026 Proxy Statement

Human Resources & Compensation Committee

The purpose of the Compensation Committee is to:

1.Attend to all human resources issues that come before the Board;
2.Review, recommend and evaluate CEO compensation;
3.Conduct an annual CEO performance evaluation and analysis;
4.Oversee senior management succession planning including the CEO;
5.Approve senior management compensation; and
6.Establish director compensation.

The Compensation Committee is also responsible for the administration of all executive incentive plans. The Compensation Committee issues a Compensation Committee Report that is included in the proxy statement and also conducts a risk assessment of the Company’s compensation policies and practices. The Compensation Committee reports the results of this assessment to the Board and also provides a report of its meetings to the Board.

The Committee has the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such independent or outside legal counsel specializing in proxy disclosure, accounting, compensation or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties.

Pay Governance, LLC (“Pay Governance”) has served as the Compensation Committee’s independent compensation advisor since the Fall of 2021. The Compensation Committee has direct access to its compensation advisor and may engage its compensation advisor on an as needed basis for advice with respect to the amount and form of executive and director compensation. Pay Governance did not provide any services directly to the Company. All services were supporting the fulfillment of the Compensation Committee’s charter.

The Compensation Committee determined that the work performed by Pay Governance during the 2025 fiscal year did not raise any actual conflict of interest or compromise the independence of Pay Governance. Additionally, the Compensation Committee determined that Pay Governance qualified as independent for purposes of SEC Rule 10C-1(b)(4) and Rule 5605(d) of the Nasdaq Listing Standards.

On February 17, 2026, the Board most recently reviewed and approved the Compensation Committee Charter. The Compensation Committee convened eight (8) times in 2025. During the fiscal year and up to the Annual Meeting, the Compensation Committee was comprised of Messrs. Becker, Ebert, and Maculaitis, with Mr. Becker serving as Chair. After the Annual Meeting, Messrs. Ebert and Maculaitis will continue as committee members, and Ms. Spielman will join the committee, replacing Mr. Becker, who is retiring effective as of the meeting date. Mr. Ebert will assume the role of Chair of the Compensation Committee following the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members are, or have been, officers or team members of MVB. During fiscal year 2025, no member of our Compensation Committee had any relationship with MVB requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serve as a director or compensation committee member of a company that has an executive officer serving on our Compensation Committee or our Board.

Nominating and Corporate Governance Committee

The purpose of the N&CG Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by:

1.Helping MVB to create and maintain an appropriate board and committee structure;
www.mvbbanking.com

2.Assessing the skills, experience, and backgrounds necessary to staff MVB boards and committees effectively;
3.Overseeing the development and updating of governance for MVB;
4.Overseeing the emergency succession plan for MVB;
5.Leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; and
6.Monitoring the implementation of MVB governance policies and practices.

The N&CG Committee reports the results from these meetings to the Board. On March 18, 2025, the Board most recently reviewed and approved the N&CG Committee Charter. The N&CG Committee held eight (8) meetings in 2025. Throughout the fiscal year and leading up to the Annual Meeting, the committee was comprised of Messrs. Cordella, Ebert, Dr. Nelson, and Ms. Owen, with Mr. Ebert serving as Chair. The committee’s membership will remain unchanged following the Annual Meeting, and Mr. Ebert will continue in his role as Chair.

Risk and Compliance Committee

The purpose of the Risk and Compliance Committee is to:

1.Oversee MVB’s risk management programs for effectiveness and ensure the Board and management incorporate the appropriate risk management processes in their work;
2.Provide oversight for key banking regulations and compliance requirements, including MVB’s compliance with the Bank Secrecy Act, its Anti Money Laundering Program, and Office of Foreign Asset Control (“OFAC”) program, Regulation B, Regulation E, and Regulation W, among other applicable laws and regulations
3.Ensure adherence to the Insider Borrowing Policy with all borrowings;
4.Assist the Board in monitoring the Information Security Program and related activities;
5.Oversee the fraud and identity risk management programs;
6.Oversee cybersecurity matters from a corporate governance perspective; and
7.Review and evaluate the adequacy of the work performed by the various MVB compliance areas and ensure that they have adequate resources to fulfill their duties.

The Risk and Compliance Committee reports the results from these meetings to the Board. The Risk and Compliance Committee Charter was most recently reviewed and approved by the Board on July 24, 2025. The Risk and Compliance Committee convened eleven (11) times in 2025. The committee was comprised of Mr. Maculaitis, Dr. Nelson, and Mses. Owen and Spielman, with Dr. Nelson serving as Chair throughout the fiscal year and the period leading up to the Annual Meeting. The committee’s membership will remain unchanged following the Annual Meeting, and Dr. Nelson will continue as Chair. In addition to their committee responsibilities, the Risk and Compliance Committee Chair maintains ongoing communication with both the Bank’s Chief Risk and Legal Officer and Chief Compliance Officer, both of whom regularly engages with the Bank's regulators. Both the Chief Risk and Legal Officer and the Chief Compliance Officer report directly to the Risk and Compliance Committee Chair.

Board Leadership Structure

The Second Amended and Restated Bylaws (the “Bylaws”) of MVB currently provide for a Board of Directors composed of five (5) to twenty-five (25) members. As of the date of this Proxy Statement, the Board consists of nine (9) directors.

Directors are elected by a plurality of the votes cast. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder properly notifies MVB of his or her intent to cumulate his or her votes for directors at least 48 hours before the meeting. If a shareholder properly notifies MVB of such intent to cumulate his or her votes, then each MVB shareholder will have the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or
MVB Financial Corp. 2026 Proxy Statement

more candidates. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

MVB’s Articles of Incorporation, as amended (the “Articles”), provide for staggered terms for directors. Following the election of the four director nominees referenced below, MVB will have three classes of directors consisting of three Board members whose term expires in 2027, two Board members whose term expires in 2028, and three Board members whose term expires in 2029.

During each of the past five years, the N&CG Committee reviewed the concept of moving to a declassified Board of Directors. While the N&CG Committee, and ultimately the Board, recognized the value of and supported having a declassified Board of Directors, such a change would require an amendment to the Articles. Furthermore, an amendment to the Articles to declassify the Board requires the approval of the holders of at least 75% of the voting power of all the shares of MVB entitled to vote in the election of directors. Since MVB’s listing on the Nasdaq Capital Market in December 2017, the highest number of total votes cast by shareholders was 80.13% with the most recent three-year average of 77.34%.

Five-Year History of Total Shares Voted

74.42%
76.97%
74.53%
77.37%
80.13%
2021
2022
2023
2024
2025

MVB's shareholder base is a mix of retail and non-institutional investors.

www.mvbbanking.com

The Board has therefore concluded that, based on historical shareholder participation, a proposal to declassify the Board would likely not receive the required shareholder approval at this time. The Board has determined that making a recommendation at this time to declassify the Board would not be in good faith to the shareholders, given the Board's belief that the necessary number of shareholders would not approve such a recommendation. The Board will continue to evaluate and monitor the appropriateness of presenting a proposal to declassify the Board in future years. We believe that as our shareholder base transitions from our legacy retail shareholders to more institutional and mutual funds the voting percentage will increase allowing us to bring declassification to a vote.

The Board Chair and the President and CEO are two separate individuals. The President and CEO is responsible for MVB's strategic plan and performance, as well as the day-to-day operations and corporate development. The Board Chair is involved in presiding over Board meetings, matters of governance, and corporate oversight. The Board Chair also focuses on monitoring the effectiveness of the President and CEO in implementing MVB's corporate strategy and ensuring that the directors receive sufficient information, on a timely basis, to provide proper risk oversight. The Board believes the current separation of these roles helps to ensure good board governance and fosters independent oversight to protect the long-term interests of the Company's shareholders. In addition, the Board believes this separation is presently appropriate as it allows the President and CEO to focus on corporate development, delivering enhanced shareholder value, and leading the Company's day-to-day business and affairs, while the Board Chair can concentrate on leading the Board in its consideration of strategic issues and monitoring corporate governance and shareholder matters.

The entire Board is involved in overseeing risk associated with the Company’s operations. The committee structure of the Board is such that the Board committees are responsible for and review the areas of greatest risk to MVB. An independent director chairs each committee. Members of management and other MVB staff members support the respective Chairs of each committee in providing requested information necessary for each committee to provide appropriate risk oversight.

Annual Board and Committee Evaluation

When analyzing whether directors and nominees have the qualifications, expertise, diversity and attributes to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the N&CG Committee seeks candidates who will add value to our Board by bringing varied skills, experience and perspective.

The Board conducts an annual Board assessment including Board member peer feedback. The Board uses this information to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of the Board and MVB’s subsidiary boards. This matrix is based on various focus areas of experience and expertise that are essential for appropriate strategic direction, advisory depth and oversight from all MVB boards of directors. The N&CG Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board has a strong mix of these criteria in areas most critical to MVB's success.
MVB Financial Corp. 2026 Proxy Statement

The number in each respective bar chart below represents the number of directors and nominees of the Board with expert skills in the critical focus areas as of the date of this Proxy Statement:
www.mvbbanking.com

The information shown below in our Board Diversity Matrix is based on self-identification of each member of the Board (and each director nominee) as of the date of this Proxy Statement.

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes, and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints, and experiences reflective of our business and needs. All members of the Board are successful business owners or organization leaders and know the requirements to run such a successful business.

The Board does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board. Diversity is just one of many factors the N&CG Committee considers in identifying and selecting director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints are considered when selecting a director nominee, the N&CG Committee also focuses on a candidate’s skills, expertise and background to ensure their appointment would complement the existing Board. Our directors come from diverse backgrounds including the financial, industrial, professional, information technology, and gaming industries.

Audit Committee Financial Expert

The Board has designated Cheryl D. Spielman as an audit committee financial expert. She has been identified as meeting the requirements set forth in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for an audit committee financial expert. The audit committee financial expert, along with all Audit Committee members, are independent as defined by applicable listing standards and guidelines.

MVB Financial Corp. 2026 Proxy Statement

Code of Conduct Policy & Corporate Conduct Policy

The Board has established a Corporate Conduct Policy of the Directors, Officers, and Other Key Team Members that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We also maintain a Code of Conduct Policy that governs our team members, MVB Bank, its affiliates, and subsidiaries. A copy of the aforementioned policies are available at ir.mvbbanking.com. We will promptly disclose any future amendments to these codes on our website. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.

Transactions with Related Persons

MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with their directors and officers and their affiliates, including members of their families or corporations, partnerships, or other organizations in which officers or directors have a controlling interest, all on substantially the same terms (including documentation, price, interest rates, and collateral, repayment, and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral, and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. All related-party loans require approval from the Board and must be complaint with our internal applicable policies.

MVB has not identified any arrangements or agreements relating to compensation provided by a third party to MVB’s directors or director nominees in connection with their candidacy or Board service as required to be disclosed pursuant to Nasdaq rules.

Policies and Procedures for Related Party Transactions

The Board has established a Code of Conduct that includes procedures for identifying, reviewing, and approving related party transactions to ensure compliance with SEC regulations, Nasdaq requirements, and other applicable rules and regulations. Further, our Board has adopted a written Loan Policy requiring that any related party loans be reviewed and approved or disapproved by our Board or a duly authorized committee. In reviewing such loans, the Board or a duly authorized committee considers, among other factors it deems appropriate, whether the interested transaction is on terms substantially similar to terms offered to comparably situated customers who are not related parties.

Attendance of Directors at Annual Meeting of Shareholders

MVB expects all of its directors to attend the Annual Meeting. All directors serving at the time of the 2025 annual meeting of shareholders attended the meeting.

Shareholder Engagement

We are committed to maintaining an active dialogue with our shareholders and view engagement as a critical component of effective corporate governance. Our outreach efforts are designed to solicit investor perspectives on governance practices, executive compensation, strategy, and long-term performance, and to ensure that shareholder feedback is meaningfully considered by both management and the Board.

As part of this program, our President and Chief Executive Officer and Chief Financial Officer, and in some cases the Chair of the Compensation Committee or the Chairman of the Board, meet with our largest institutional investors to discuss our strategic plan, leadership structure, governance practices, and compensation framework, including alignment with shareholder interests and evolving market practices.

www.mvbbanking.com

During the year, we conducted outreach to the top 20 institutional investors representing over 46% of our outstanding shares and engaged with shareholders representing over 24% of shares outstanding. Additional engagement occurred through direct interactions between investors and portfolio managers, not reflected in these figures.

Feedback from these discussions included the following:
–Broad support for compensation framework: Investors expressed strong support for the company’s use of TSR and overall alignment between pay and performance.
–Constructive engagement and responsiveness: Shareholders responded positively to the company’s outreach efforts and appreciated the transparency and dialogue, including during periods of Board transitions.
–Alignment on business performance and outlook: Investors were supportive of the company’s recent performance trends and viewed the forward outlook as positive.
–Contextual discussions well received: Specific topics raised during engagement were addressed with additional context, which investors generally found reasonable and informative.

Feedback from these engagements is regularly summarized and shared with the full Board and its committees and is used to inform the ongoing evaluation of our governance framework and strategic priorities.

In addition to direct engagement, we maintain multiple channels for shareholder communication, including our investor relations website, quarterly earnings webcasts, and annual meeting.

Communications with the Board

Any shareholder desiring to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce the original of the shareholder communication for his or her review.
MVB Financial Corp. 2026 Proxy Statement

Directors

This section describes the experience and qualifications of our Board members and provides details about their compensation.

Director Overview

When analyzing whether directors and nominees have the qualifications, expertise, diversity, and attributes to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the N&CG Committee seeks candidates who will add value to our Board by bringing varied skills, experience, and perspective.

The Board conducts an annual board assessment including Board member peer feedback. This information is used to identify areas of strength or areas that may require additional focus going forward. MVB also maintains a skills profile matrix that reflects the combined background of the current membership of the Board and MVB’s subsidiary boards or directors. This matrix is based on various focus areas of experience and expertise that are essential for appropriate strategic direction, advisory depth and oversight from all MVB boards of directors. The N&CG Committee works with the boards and leadership of MVB to determine the level of experience or application in each focus area according to limited, basic, skilled and expert experience. Our Board has a strong mix of these criteria in areas most critical to MVB's success.

As MVB grows and our strategy evolves, so do the skills, qualifications, attributes and experiences necessary for our directors. As such, we believe that periodically refreshing our Board with new perspectives and ideas is critical to representing the interests of our shareholders effectively. At the same time, it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our directors reflect a range of tenures, a balanced mix of ages, and a well-rounded range of attributes, viewpoints and experiences reflective of our business and needs.

For reference, the Board believes that candidates for director should have certain minimum qualifications, including:

•Directors should be of the highest ethical character.
•Directors should have excellent personal and professional reputations.
•Directors should be accomplished in their professions or careers.
•Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•Directors must be willing and able to spend the time to attend meetings of the Board and to serve on Board committees.
•The Board will consider whether a nominee is independent, as defined under applicable SEC and Nasdaq standards. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.
•Directors must be acceptable to MVB's and MVB Bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal restriction which prevents them from serving on the Board or participating in the affairs of a financial institution.
•Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws and the share ownership guidelines as established by MVB.
•Directors must be at least 21 years of age.

www.mvbbanking.com

The Board reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

Our Board recognizes the importance of consistent, deliberate Board refreshment and succession planning to ensure that the directors possess a composite set of skills, experience and qualifications necessary for the Board to successfully establish and oversee management’s execution of the Company’s strategic priorities.

In addition, the N&CG Committee identifies and evaluates nominees as follows: In the case of incumbent directors whose terms are set to expire, the N&CG Committee considers the directors’ overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank. The N&CG Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default.

The N&CG Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The N&CG Committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law.

The Board will consider director candidates recommended by shareholders for nomination, provided that the recommendations are received at least 90 days prior to the anniversary of the previous year's annual meeting of shareholders. In addition, shareholders must follow the procedures set forth below for submitting nominations for directors. The Board does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

For new director candidates, the N&CG Committee uses its network of contacts to compile a list of potential candidates. The N&CG Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The N&CG Committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

In connection with the annual board assessment process, the N&CG Committee recommended the appointment of Rick Cordella (effective June 4, 2025) and Adam Famularo (effective February 17, 2026), each for a term to expire at the 2026 Annual Meeting of Shareholders. Mr. Famularo will be assigned to the director class that will next stand for re-election in 2028, and Mr. Cordella will be assigned to the current director class that will next stand for re-election in 2029.

Beginning with the 2026 Annual Meeting of Shareholders, the Board’s size will be reduced to eight members, following Mr. Becker’s decision not to seek re-election and Mr. Herrick’s resignation. N&CG Committee and the full Board have concluded that an eight-member Board is well-suited to meet the current needs of the Company. However, the Board retains the flexibility to expand its membership and appoint additional directors after the 2026 Annual Meeting, should the need arise to add specific skills or experience that future director candidates may offer.

Director Orientation and Continuing Education
The Company maintains an orientation program designed to immerse newly appointed directors in the Company's businesses, strategies, operational priorities, and governance policies. Through a combination of management briefings, facility visits, and comprehensive written materials, the orientation program is tailored to equip each new director with the foundational Company and industry knowledge necessary to contribute meaningfully and effectively to Board deliberations from the outset of their service.
MVB Financial Corp. 2026 Proxy Statement

The Board is equally committed to the ongoing development of its members. The Company provides regular continuing education opportunities designed to deepen directors' understanding of evolving industry dynamics, emerging risks, regulatory developments, and best practices in corporate governance. These programs are delivered through a variety of formats, including internally developed curricula led by senior management and subject-matter experts, as well as externally presented programs offered by recognized third-party providers. Directors are also encouraged to attend relevant conferences and seminars at the Company's expense.

Shareholder Nominations of Directors

The Bylaws provide that nominations for election to the Board must be made by a shareholder in writing and delivered or mailed to the President of MVB not less than 90 days prior to the anniversary of the previous year's annual meeting of shareholders, provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary of the previous year's annual meeting, the nominations must be mailed or delivered to the President not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period or extend any time period for the giving of a shareholder’s notice.

The notice of nomination must contain the following information, to the extent known:

•Name, address and date of birth of the proposed nominee(s);
•Principal occupation of the nominee(s);
•Total shares to be voted for each nominee;
•Name and address of the nominating shareholder; and
•Number of shares owned by the nominating shareholder.

Nominations not made in accordance with these requirements may be disregarded by the Board and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the Annual Meeting are incumbent directors and are included as nominees in this Proxy Statement upon the recommendation of the N&CG Committee. No shareholder recommendations or nominations have been made for the election of directors at the 2026 Annual Meeting.

Nominations for election to the Board for the 2026 Annual Meeting of Shareholders must be made by a shareholder in writing and delivered or mailed to the President of MVB on or before Thursday, February 19, 2026.

Nominees for Election

For this year’s election, the Board has nominated four director candidates.

Name	Age	Year First Elected or Appointed	Year Term Ends	Position
Richard J. Cordella, Jr.	49	2025	2029	Director
Adam F. Famularo	50	2026	2028	Director
Larry F. Mazza	65	2005	2029	President & CEO & Director
Cheryl D. Spielman	71	2019	2029	Director
The following biographical information about each director nominee highlights the particular experience, qualifications, attributes, and skills possessed by such director nominee that led the Board to determine that he or she could serve as a director. All director nominee biographical information is as of the Record Date:
www.mvbbanking.com

Richard J. Cordella, Jr. MVB Director Nominee (3-year term)
.Mr. Cordella has served as President of NBC Sports since September 2023, overseeing all aspects of NBC Sports’ collection of brands and platforms, which includes NBC Sports, NBC Olympics, NBC Sports Digital and NBCSN. In addition, Mr. Cordella works with NBC Local on the company’s Regional Sports Network strategy, and he also oversees Sports on Peacock.
Mr. Cordella joined NBCU in 2006 and has served in a variety of leadership roles. In 2022, he was named President, Programming, NBC Sports and Peacock Sports, where he led NBCU’s sports programming strategy across broadcast, cable and streaming, as well as oversaw sports betting, sports fantasy and related efforts.

Mr. Cordella previously served as Chief Commercial Officer, Peacock, NBCUniversal, where he led business efforts across several content pillars, including sports, streaming channels, and live events. Prior to that role, Mr. Cordella served as Peacock’s Chief Revenue Officer.

Before Peacock, he served as Executive Vice President and General Manager, Digital Media, NBC Sports Group. He began as General Manager for NBC Sports Digital in 2009, and expanded responsibility and leadership, ultimately becoming Executive Vice President and General Manager in September 2016. During this time, Mr. Cordella served on the Board of Directors of Fanduel. Mr. Cordella previously served as General Manager, Fantasy Sports, where he managed NBC Sports’ fantasy sports properties, including Rotoworld.com, SnapDraft.com, Allstarstats.com and Sandbox.com. He joined NBC Sports in August 2006.

A nine-time Sports Emmy Award-winner, Mr. Cordella was named one of SportsBusiness Journal’s “Forty Under Forty” as one of the best and the brightest of the rising generation in sports business in 2012 and 2014. He graduated from Providence College in 1999 with a B.S. in Business Management and a minor in Computer Science and holds an MBA from Boston College. Mr. Cordella currently serves on MVB’s Finance Committee and Nominating and Corporate Governance Committee. He also serves as a member of the Board of Directors of MVB Bank. We believe Mr. Cordella’s extensive leadership experience in digital innovation, strategic growth, and corporate governance, aligns well with MVB’s goals for technological advancement and long-term success.

Adam F. Famularo MVB Director Nominee (2-year term)
Mr. Famularo brings extensive experience in financial technology and artificial intelligence to MVB's Board. Since 2021, he has served as CEO of WorkFusion, a pioneer in agentic AI for financial crime compliance. Mr. Famularo also serves on the Boards of Lucidworks, DQ Labs, Inc. and First Due Size-Up. Famularo is dedicated to developing industry leading software, ensuring customer and partner success, building world-class teams and delivering great returns for customers, shareholders, and investors.
Prior to WorkFusion, Mr. Famularo served as CEO at erwin, Inc., which was acquired by Quest Software. As a co-founder of erwin, in collaboration with Parallax Capital Partners, he helped the world’s largest organizations discover, manage, protect, and leverage enterprise data to drive successful digital transformation. His earlier experience includes leadership roles at Verizon, where he oversaw the enterprise partner organization world-wide, and CA Technologies, where he served as a Senior Vice President and General Manager for Cloud Computing business and Storage & Data Management business units. Mr. Famularo is a frequent contributor to industry publications and serves on the National Advisory Council for Donorschoose.org, a charity focused on helping children succeed in the classroom. He is a graduate of Harvard Business School’s General Management Program and holds a master’s degree from Dowling College and a bachelor’s degree from SUNY Oneonta.

Mr. Famularo currently serves as Chair of MVB’s Finance Committee. He also serves as a member of the board of directors of MVB Bank. We believe Mr. Famularo is a visionary business leader in agentic AI and fighting financial crime and will be an invaluable asset as MVB continues to grow and scale in an ever-changing financial landscape.

MVB Financial Corp. 2026 Proxy Statement

Larry F. Mazza MVB President and CEO and Director Nominee (3- year term)
A recognized banking and financial services executive, Larry F. Mazza, 65, President and Chief Executive Officer and Director, embraces technology and motivates others to think bigger and do bigger. A high-energy leader with an entrepreneurial mindset who believes fortune favors the bold, Mr. Mazza builds strong professional partnerships through his philosophy of love, trust and commitment.

Mr. Mazza’s expertise and enthusiasm in finance, startups, the growing payments industry, fast-changing technology and highly regulated industries like gaming and banking-as-a-service have made him a trusted partner and thought leader across the globe.

Mr. Mazza joined MVB in 2005 and became CEO in 2009. Under his leadership, MVB has grown from a community bank with 35 employees to a NASDAQ-listed and Russell 2000 company with over 400 Team Members and Fintech clients from coast to coast. During Mr. Mazza’s tenure at MVB, total assets have grown to more than $3.3 billion. MVB’s model now goes beyond traditional banking and leverages the disruption occurring in the financial services industry to the benefit of shareholders and clients.

As an MVB Director, Mr. Mazza serves on MVB Bank’s ALCO, Loan Approval and Loan Review Committees. He also serves as Executive Chair of MVB Edge Ventures, an MVB subsidiary.

As an entrepreneur, Mr. Mazza was a co-owner and business partner for 20 years of the global sports media business venture Football Talk, LLC, and its nationally recognized and highly successful website ProFootballTalk.com known as PFT, a key content provider for NBC Sports. Mr. Mazza continues to be an active trusted advisor to the enterprise.

As civic-minded and business leader, Mr. Mazza serves as a board member of public companies and non-profit organizations. Appointed by four different governors since 2010, Mr. Mazza continues to serve as a member of the West Virginia Board of Banking and Financial Institutions. Mr. Mazza is a founding Board Member of Intercoastal Mortgage, LLC, one of the largest independent mortgage firms operating in the Mid-Atlantic Region. He is also a Board member for Gen-Opp Fund, a hedge fund focused on finding generational opportunities in banking and Fintech for its investors.

From 2007 to 2019, Mr. Mazza served on PDC Energy’s Board, a NASDAQ-listed, Denver, Colorado, based mid-cap oil and gas company where he was on the Compensation Committee, Chair of the Nomination & Governance Committee and as a member of the Audit Committee. In 2023, PDC was acquired by Chevron Corporation. From 2020 to 2023, he served on the Board of Kraken Financial, a special purpose depository institution based in Wyoming. From 2017 to 2026, Mr. Mazza served on the Board of BillGO, a Fintech start up based in Colorado. In 2017, he became a National Association of Corporate Directors Board Leadership Fellow.

A West Virginia University graduate with a bachelor’s degree in Business Administration, Mr. Mazza began his career as a Certified Public Accountant. He worked for KPMG as a CPA with a focus on auditing, including audits of financial institutions. Prior to joining MVB, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s (“BB&T”) West Virginia North region. His 20 years at BB&T (now Truist Bank), included serving as President of Empire National Bank and as Regional President of One Valley Bank. We believe that Mr. Mazza’s extensive business expertise, including as a CPA and CEO, in addition to his reputation as a visionary leader executing a business model that integrates the Fintech industry with traditional banking make him qualified to serve as a member of the Board.

www.mvbbanking.com

Cheryl D. Spielman MVB Director Nominee (3-year term)
Cheryl D. Spielman, 71, is a retired Partner from Ernst & Young U.S., LLP, retiring in 2015, where she led various groups from 1997 to 2015, serving as Leader of Human Capital for Financial Services for the last eight years there. From 1989 to 1996, she was an executive with the firm. She has been a personal consultant and advisor to CEOs in various industries, including financial services, consumer products, and entertainment.
Ms. Spielman has a great deal of financial experience with an audit background. Upon retirement from Ernst & Young, she served on the Board of directors of IPM, a privately held technology systems integration company, which sold in 2017. From 2017 to 2019, she served as a member of the Board of Directors of First Republic Bank, which was headquartered in California. Previously, Ms. Spielman was a tax professional at Arthur Young & Company. She was a trustee of the Cornell University Hillel Board and serves on the Women’s Foundation of South Palm Beach County. Ms. Spielman also served on the Board of Governors and was previously Executive Vice President, Treasurer and Compensation Chair of the Polo Club of Boca Raton, Florida. She was associated with Cornell entity boards.

She earned a Bachelor of Science degree in 1977 from Cornell University and an M.B.A. in 1980 from the University of Chicago. She is also a Certified Public Accountant.

Ms. Spielman is currently the Chair of MVB's Audit Committee and serves on the Finance Committee and the Risk and Compliance Committee. She is designated as an Audit Committee Financial Expert by the Board. Ms. Spielman also serves as a member of the board of directors of MVB Bank, Inc. We believe based on her extensive background as a retired Partner at E&Y, her deep expertise in financial management, audit, and risk oversight as a Certified Public Accountant, and her proven leadership on the boards of financial institutions and technology companies, all equip her to provide valuable guidance and strengthen the Board’s ability to drive sustainable growth and sound governance.

Directors Not Up For Election

The following table sets forth certain information as of the Record Date with respect to directors who are not up for election at the Annual Meeting:

Name	Age	Year First Elected	Year Term Ends	Position
John W. Ebert	66	2005	2027	Director
Victor R. Maculaitis	46	2025	2028	Director
Dr. Kelly R. Nelson	66	2004	2027	Director
Jan L. Owen	74	2022	2027	Director
The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she could serve as a director. All director nominee biographical information is as of the Record Date:

MVB Financial Corp. 2026 Proxy Statement

John W. Ebert MVB Vice-Chair and Director
John W. Ebert, 66, is President of J.W. Ebert Corporation, which owns 39 McDonald’s franchises in West Virginia, Pennsylvania and Maryland. Mr. Ebert has more than 30 years of retail experience.

Mr. Ebert is currently the Vice Chair of the McDonald’s Columbus Field Office operator organization representing over 1,200 restaurants. He is the former Chair of McDonald’s East Division Profit Team representing 5,000 restaurants. He is the former President of the Pittsburgh Region’s McDonald’s Owner/Operator Association. Mr. Ebert is a 1982 graduate of the University of Notre Dame with a Bachelor of Science degree in Accounting. He also attended entrepreneurial classes at MIT. He began his career as a Certified Public
Accountant with Arthur Young & Co in Dallas, Texas. Mr. Ebert also serves on the GameChanger Board of Directors. GameChanger is a student-powered substance misuse prevention organization.

Mr. Ebert is currently Chair of MVB's N&CG Committee and serves on the Compensation Committee and Finance Committee. He also serves as a member of the board of directors of MVB Bank. We believe Mr. Ebert is highly qualified to serve as a director due to his extensive experience as a successful business owner and operator, his background as a Certified Public Accountant, his leadership in large-scale retail organizations, and his proven expertise in finance, risk assessment, human resources, and corporate governance, all of which enable him to provide valuable strategic oversight and insight to MVB.

Victor R. Maculaitis MVB Director
 Victor R. Maculaitis, 46, is the Founder and Managing Partner of i3strategies®, a leading market research and strategy consultant with global clients across private equity/venture capital, professional services/tech and finance.

Mr. Maculaitis’ career began with the U.S. Government in 2002. Upon moving to the private sector at 28, he was recruited into his first board-appointed BSA/AML Officer role at a $20 billion bank holding company in Chicago. He subsequently held management roles at Zions Bancorporation, First Republic Bank and Banc of California.
Over the last decade, Mr. Maculaitis has founded and built successful services and technology businesses focused on modernizing the Financial Crime Risk and Compliance space. He has completed Executive Education in Corporate Governance from Harvard Business School, is an alumnus of UCLA Anderson’s School of Management and holds undergraduate degrees from Walsh University and The University of Akron.

Mr. Maculaitis currently serves on MVB’s Audit Committee, Compensation Committee, and Risk & Compliance Committee. He also serves as a member of the board of directors of MVB Bank. We believe he adds great value as a director for MVB as he brings 20 years of professional experience as an industry leader, entrepreneur, and business operator, with specialized expertise in financial crime risk and compliance, as well as a proven track record in founding and building successful services and technology businesses. All of these position him to provide valuable strategic insight and oversight to support MVB’s continued growth and innovation in the financial sector.

www.mvbbanking.com

Dr. Kelly R. Nelson MVB Chairman and MVB Director
Dr. Kelly R. Nelson, 66, is a Physician in Bridgeport, West Virginia, and is affiliated with numerous hospitals in the region, including United Hospital Center and West Virginia University Medicine. He was formerly Senior Vice President of MedExpress Urgent Care, and for the prior 27 years, the Medical Director for Medbrook Medical Associates. He is extremely active in community organizations and is currently President and Board member of the Medbrook Children’s Charity. He is a graduate of Auburn University with a Bachelor of Science degree in Biology and the University of Alabama, School of Medicine, specializing in Family Medicine.
Dr. Nelson is Chair of the Board of Directors of MVB Financial Corp. and MVB Bank. He is also Chair of MVB’s Risk and Compliance Committee and serves on the N&CG Committee. We believe Dr. Nelson’s extensive experience as a physician and healthcare executive, combined with his long-standing leadership in community organizations and deep understanding of the North Central West Virginia region, provide the Board with valuable educational, business, and community insight that supports MVB’s mission and strategic direction.

Jan L. Owen MVB Director
Jan L. Owen, 74, is a graduate of California State University, Fresno, where she earned her Bachelor of Arts degree in Economics. Ms. Owen retired in 2023 as a senior advisor in the Financial Services Group at Manatt, Phelps & Phillips, LLP, based in the Sacramento, California, office. Her practice included a wide range of oversight work, including accountancy, assets recovery, auditing, banking, benefits administration, corporate governance counseling, strategic planning, public policy review and analysis, regulatory representation, budget preparation, and financial reporting. Her clients included major banks and consumer financial institutions, Fintech startups, blockchain and cryptocurrency companies, cannabis owners and operators and technology companies.
From 2013 to 2019, Ms. Owen served as the Commissioner of California’s Department of Business Oversight, which is now known as the Department of Financial Protection and Innovation, the state of California’s financial regulator. Prior to that, from 2011 to 2013, she served as Commissioner of the California Department of Corporations. Before serving in these significant public roles, Ms. Owen worked at a leading investment banking firm, one of the world’s leading consumer products companies and at her own consulting firm. She is a frequent speaker and author on topics relating to regulatory and consumer protection developments for California and other states nationwide.

Ms. Owen served as a member of the Board of Directors for the Bank of Southern California from 2020 to 2022. Since 2020, she has been a member of Kraken Bank’s Board of Directors and, since 2019, she has served on the Advisory Boards of Radicle Impact and Jiko.

Ms. Owen serves as a member of the Audit, Risk & Compliance and N&CG Committees of the Board. Ms. Owen also serves as a member of the board of directors of MVB Bank. We believe her extensive expertise in financial regulation, public policy, and consumer protection—gained through her leadership roles as California’s financial regulator and her advisory work with banks, fintech startups, and technology companies—equips her to provide critical insight and guidance as MVB navigates complex regulatory environments and pursues innovation in the financial sector.

There are no family relationships among the directors of MVB or MVB Bank.

MVB Financial Corp. 2026 Proxy Statement

Compensation of Directors

Our Compensation Committee periodically reviews and recommends updates to the director compensation program for our Board to approve. No changes were made to the form or amount of director compensation for 2025. MVB aims to deliver compensation which reflects the competitive practices of the peer banks used for executive pay benchmarking as reported in their proxies.

MVB uses a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. All values stated are rounded to the nearest dollar.

2025 Director Compensation
Board or Committee	Chair Retainer (Annual)	Member Retainer (Annual)

MVB Financial Corp.		$20,000
Chair of the Board	$50,000
Audit Committee	$25,000	$5,000
Risk and Compliance Committee	$20,000	$4,000
Compensation Committee	$20,000	$4,000
N&CG Committee	$15,000	$3,000
Finance Committee	$20,000	$4,000
*All non-employee directors are granted $75,000 worth of RSUs with a one-year time vesting schedule as an equity award.
www.mvbbanking.com

Director Compensation - Fiscal Year 2025

Director Name	Fees Earned or Paid in Cash[1]	Stock Awards[2,3]	Total
W. Marston Becker[4]	$118,000	$76,323	$194,323
Richard J. Cordella, Jr.	$39,083	$77,684	$116,767
John W. Ebert	$69,000	$76,323	$145,323
Glen W. Herrick[4]	$87,833	$76,323	$164,156
Daniel W. Holt	$3,584	$—	$3,584
Gary LeDonne	$20,000	$—	$20,000
Victor R. Maculaitis	$72,625	$76,323	$148,948
Dr. Kelly R. Nelson	$84,500	$76,323	$160,823
Jan L. Owen	$69,500	$76,323	$145,823
Lindsey Slader	$3,333	$—	$3,333
Cheryl D. Spielman	$82,417	$76,323	$158,740

1 Includes MVB Board and committee fees and fees paid for service on MVB subsidiary boards of directors. Directors Holt, LeDonne, and Slader retired 5/20/2025.
2 Represents RSUs granted to our Non-Employee Directors. The stated values for each director represent the grant date fair value of the respective equity award granted to the director as computed in accordance with Financial Accounting Standards Board (“FASB”). Accounting Standards Codification (“ASC”) Topic 718. The actual number of RSUs granted was determined based on the ten-day average closing stock price ending the day prior to the date of grant. The RSUs vest on the one-year anniversary date. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

3 There are 2,000 unexercised options outstanding for directors as of December 2025.

4 Director Becker will retire from the Board on May 19, 2026. On February 26, 2026, Glen W. Herrick resigned from the Board.

MVB Financial Corp. 2026 Proxy Statement

Executive Officers

The following table sets forth information regarding MVB’s executive officers. All ages are provided as of the Record Date:

Name	Age	Position
Larry F. Mazza	65	Chief Executive Officer, President and Director
Michael L. Giorgio	45	Executive Vice President, Chief Information Officer
Craig B. Greathouse	54	Executive Vice President, Chief Administrative Officer
Joseph R. Rodriguez	46	Executive Vice President, Chief Risk and Legal Officer
Michael R. Sumbs	39	Executive Vice President, Chief Financial Officer

Provided below is biographical information for MVB’s executive officers, other than Mr. Mazza. For information regarding Mr. Mazza, see “Directors - Directors Not Up for Election”.

Michael L. Giorgio Executive Vice President, Chief Information Officer
Michael “Mike” Giorgio brings more than 20 years of leadership experience in operations, lending, risk, information/cyber security and technology within retail/commercial banking and Fintech organizations. At MVB, Giorgio is focused on project management, operations and integrating a holistic technology approach for the overall MVB enterprise, including the support provided for internal projects by our technology companies, Trabian, and Victor.
Mr. Giorgio is responsible for establishing the long-term vision and developing strategies for the Information Technology department and initiatives that support MVB’s ongoing business operations and strategic plan. He directs the planning and implementation of enterprise systems and architecture to support business operations, focusing on compliance and regulatory needs. He implements IT capabilities that provide a competitive advantage for MVB and is ultimately accountable for all aspects of the organization’s information technology infrastructure.

Prior to joining MVB in 2023, Mr. Giorgio served as Chief Executive Officer of Kraken Bank and Chair & CEO of SMC Blockchain Labs. Previously he served as Senior Vice President and Chief Technology Officer at Metropolitan Commercial Bank architecting innovative solutions to support a digital currency and prepaid card clientele from 2018-2020. He also was the Senior Vice President and Chief Technology Officer for Laurel Road, a national lending and banking company focused on student loan refinancing from 2016 to 2018. Before entering the national lending space, he spent more than ten years leading organizational transformation efforts adopting digital first strategies including mobile/online banking, digital loan applications and online account opening.

Mr. Giorgio received his M.B.A. from Quinnipiac University and holds a B.S. in Computer Science from St. John’s University. He also maintains a CISSP (Certified Information Systems Security Professional) certification.

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Craig B. Greathouse Executive Vice President, Chief Administrative Officer
Craig “Brad” Greathouse joined MVB Financial Corp. in 2018 as Senior Vice President of Human Resources. Greathouse has since been promoted to Executive Vice President, Chief Administrative Officer. He is a graduate of West Virginia University, where he earned a bachelor’s degree in Business Administration. He later graduated from the University of South Carolina, where he earned a master’s degree in Human Resource Management.

Mr. Greathouse has nearly 30 years of progressive leadership experience. He was previously employed by Mylan’s North America leadership team where he served as Vice President of Human Relations through a period of tremendous growth. He was responsible for overseeing employee engagement and labor relations, succession planning and talent development, as well as leading and supporting a number of business transformation and restructuring projects.

Prior to his time at Mylan, Mr. Greathouse spent more than 12 years at GE Aviation in a number of senior human resources leadership roles for global organizations, including Turbine Airfoils Manufacturing and Engineering Division, Finance and Legal Divisions and the Customer and Product Support Operations. In his most recent position with GE as the Executive Human Resources Leader, Assembly, Test and Overhaul Center of Excellence, Mr. Greathouse provided overall human resources direction and strategy for a production, services and engineering organization with 20 locations and 7,000 employees across Asia, Europe, South America, and the U.S.

Mr. Greathouse has been involved in community service activities throughout his career. He was a long-serving Board Member for GE Aviation’s Community Service Fund and managed Mylan’s regional charitable contributions program. In 2013, Mr. Greathouse was a community campaign chair for the United Way of Monongalia and Preston Counties and served on its Board of Directors for nearly six years.

Mr. Greathouse currently leads all aspects of human resources strategies and programs to support the continued development of MVB’s growth-oriented culture, including Team Member engagement and development, talent acquisition, performance management, compensation and benefits programs, and organizational development activities.

MVB Financial Corp. 2026 Proxy Statement

Joseph R. Rodriguez Executive Vice President, Chief Risk & Legal Officer
Joseph “Joe” Rodriguez brings more than 20 years of experience in financial services risk management leadership to MVB. Mr. Rodriguez has built a career at the intersection of innovation and prudent risk management, with deep expertise in the regulatory and risk frameworks governing banking, payments, fintech partnerships, and banking-as-a-service.
At MVB, Mr. Rodriguez serves as Executive Vice President and Chief Risk and Legal Officer, leading the company’s Enterprise Risk Management, Legal, Financial Risk, and Regulatory Relations functions. His Financial Risk responsibilities encompass second-line credit risk, market risk, liquidity risk, and model risk management. He is responsible for ensuring that MVB maintains effective, forward-looking risk management programs that keep pace with the company’s growing fintech and payments businesses while meeting all applicable legal and regulatory requirements.

Prior to joining MVB, Mr. Rodriguez served as the Executive Risk Officer for Financial Services at Capital One, where he managed a team of risk professionals responsible for enterprise risk and change management activities. In a prior role at Capital One, he also served as the Lead Compliance Officer for Financial Services and Acting Head of Enterprise Privacy Compliance. Previously, Mr. Rodriguez served as Lead Counsel – Financial Services Regulatory, AML, and Sanctions at Walmart.

Mr. Rodriguez also served as outside counsel to leading banks and fintech companies as a partner at the law firm Davis Wright Tremaine LLP. Much of his early career was spent in government service, where he served as Regional Counsel at the Consumer Financial Protection Bureau and was a Trial Attorney at the U.S. Department of Justice, representing the United States in federal district court and bankruptcy court in complex tax and financial fraud matters. He began his career as an associate at the international law firm Milbank LLP.

Mr. Rodriguez received his Juris Doctorate from Harvard Law School and holds a Bachelor of Science in Accounting from The College of New Jersey.

Michael R. Sumbs Executive Vice President, Chief Financial Officer
Mr. Sumbs became Chief Financial Officer of MVB Financial Corp. in 2025. Before joining MVB, he was with Raymond James & Associates, Inc. from 2017, where he most recently held the position of Director within the financial services practice. Earlier in his career, Mr. Sumbs worked in the financial services investment banking division at Macquarie Capital and held a Strategy & Corporate Development position at Yadkin Financial Corporation, which was later acquired by F.N.B. Corporation.
Mr. Sumbs started his career at Keefe, Bruyette & Woods, Inc. and has over 15 years of experience working with and for financial institutions. Mr. Sumbs received a B.S. in Business Administration from the University of Richmond and an MBA from The Fuqua School of Business at Duke University.
There are no family relationships among the executive officers of MVB or MVB Bank.
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Executive Compensation

This section describes the compensation program for our named executive officers and includes the required executive compensation tables.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the Human Resources and Compensation Committee,
W. Marston Becker (Chair), John W. Ebert, and Victor R. Maculaitis
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, structure and pay decisions relating to MVB’s 2025 executive compensation program. This includes discussion and background information regarding the compensation of the President and Chief Executive Officer, and Chief Financial Officer, and the next three most highly-compensated executive officers of MVB, collectively referred to as the named executive officers (“NEOs”). Included as one of the NEOs listed in the compensation tables that follow this CD&A and discussed as required in this CD&A, is Mr. Donald T. Robinson, the Company’s former President and Chief Financial Officer. Mr. Robinson resigned from his positions with MVB and MVB Bank effective September 1, 2025.

Executive’s Name	Title
Larry F. Mazza	President & Chief Executive Officer and Director
Michael L. Giorgio	EVP, Chief Information Officer
Craig B. Greathouse	EVP, Chief Administrative Officer
Joseph R. Rodriguez	EVP, Chief Risk and Legal Officer
Michael R. Sumbs	EVP, Chief Financial Officer
Donald T. Robinson	Former President and Chief Financial Officer

This CD&A explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our NEOs. This information is intended to be read in conjunction with the tables, accompanying footnotes and narrative disclosure that immediately follow this section, which provide further historical compensation information.

CD&A Guiding Principles

The Board believes MVB’s compensation program effectively aligns our executive officers’ compensation with the long-term interests of MVB shareholders. Our incentive compensation programs consist of a blend of annual performance and long-term equity compensation. Such programs are structured to preclude excessive and unnecessary risk-taking and utilize performance objectives established in advance based on an annual budget and business planning process. MVB’s incentive plans also contain caps or limits on the amounts that can be awarded.

MVB’s Incentive Compensation Clawback Policy encompasses all incentive awards tied to financial results are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.
MVB Financial Corp. 2026 Proxy Statement

Business Highlights

2025 was a year of significant accomplishment for MVB – one in which we strengthened fundamentals across the board, sharpened our strategic focus and laid the groundwork for sustained improvement.

We closed out 2025 with strong momentum building across our entire business platform. We benefited from the tailwind of net interest income growth, net interest margin expansion and three consecutive quarters of strong loan growth. Loan pipelines remain healthy and core fee income categories continue to build momentum as we enter the first quarter of 2026, positioning us for sustained growth.

Additionally, the successful sale of Victor validated our innovative Fintech incubator strategy, while providing capital flexibility to accelerate our growth initiatives and further optimize our balance sheet.

We continue to execute on our strategic initiatives and build toward enhanced profitability that we believe will position us well for 2026 and beyond.

Specific highlights and developments that helped position MVB to protect and grow shareholder value in 2025 included the following:

•MVB continues to benefit from an enviable core funding base, driven by a concentration in noninterest-bearing deposits, which represent 40.3% of our total deposit funding.

•In a liquidity-constrained environment, our strong balance sheet liquidity position remains evident, with a loan-to-deposit ratio of 82.5%.

•Completed sale of Victor Technologies, Inc. (“Victor”), generating a pre-tax gain of $34.2 million.

•Completed share repurchase program that included total repurchases of 479,069 shares at an average price of $21.21 per share.

•Asset quality remained stable, and we continued to create shareholder value, growing tangible book value per share to $26.17 as of December 31, 2025 or increasing by 12% and 17% since 2024 and 2023 respectively.

•Total payment card and service charge income increased by 19.4% in 2025 relative to the prior year as our strategic focus on payments continues to result in meaningful progress.

•MVB’s capital position remains strong, as evidenced by Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio, MVB Bank’s Total Risk-Based Capital Ratio, and our tangible common equity to tangible assets ratio of 11.1%, 13.7%, 14.5%, and 10.1%, respectively, as of year-end 2025.

•As of year-end 2025, MVB has no outstanding Federal Home Loan Bank (“FHLB”) or other liquidity-related borrowings, including from the Federal Reserve’s discount window or the Bank Term Funding Program, and no held-to-maturity investment securities.

•We maintained our common cash dividends of $0.68 per share in 2025.

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MVB Financial Corp. 2026 Proxy Statement

Net Income
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
In thousands
$31,232
$20,091
$26,940
2023
2024
2025

www.mvbbanking.com

Deposits
($ Millions)
On Balance Sheet:
NIB/Total Deposits
40.3%
6%
CAGR
$2,860
$483
$1,120
$1,257
$3,295
$724
$1,232
$1,339
$3,993
$1,092
$1,197
$1,704
$4,119
$1,425
$941
$1,753
$2,842
$3,575
$733
$1,145
$1,697
2021
2022
2023
2024
2025
Total Interest-bearing deposits
Total Noninterest-bearing deposits
Off Balance Sheet

MVB Financial Corp. 2026 Proxy Statement

MVB’s 2025 Executive Compensation Program Overview

Components of Executive Compensation

MVB’s executive compensation program is designed to attract and retain top-quality executive talent while creating a direct, meaningful link between business results and compensation opportunities. The structure of our compensation program for 2025 resembles in large the one in place for 2024. The primary elements of our compensation program consist of base salary, short-term annual cash incentives, and long-term equity incentives, each of which are described below.

Element	Overview	Purpose
Fixed
Base Salary	Fixed base cash compensation that considers the qualifications, experience, and scope of responsibilities of the executive’s role	To maintain market competitiveness and attract and retain top talent
Variable
Annual Incentive Plan (AIP) Payout Range: 0%-240% of target	Performance-based annual cash incentive opportunities tied to one-year performance and the Company's annual budget	To incentivize for certain annual financial performance, operational, and individual objectives
	Initial Trigger Tier 1 Capital Ratio – set at 9.5%	To ensure the bank’s financial strength and stability before any bonuses can be paid to executives
Scorecard of Financial and Individual Performance
Earnings Per Share (20%)
Total Noninterest Expense (20%)
Net Total Loan Growth (20%)
Net Charge Offs/Total Loans (20%)
Individual Performance Scorecard Rating (20%)
The scorecard contains metrics measuring income, expense management, growth, credit quality and individual performance which provide a balanced approach to determining incentive payouts
Long- Term Incentive Plan (LTIP) Payout Range: 0%-200% of target	Performance (based on long-term financial goals) and time-based equity compensation each of which vest over a three-year period	To reward for sustained long-term financial results, build stock ownership, align with shareholder interests and retain executives
Performance-based RSUs (50% of LTIP)
Three-year Cumulative Earnings Per Share (50%)
Three-year Cumulative Tangible Book Value per Share (50%)
Three-Year Relative TSR vs. the S&P United States SmallCap
Banks Index (Modifier +/-20%)

Awards vest after end of the three-year performance period if performance goals are achieved
To incentivize for achieving multi-year growth objectives and long-term valuation creation efforts while ensuring that payouts reflect actual results experienced by shareholders
	Time-based RSUs (50% of LTIP) Awards vest ratably over three years	To align executives’ interests with shareholders and promote retention of their services
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2025 Compensation Decisions and Incentive Plan Results

•2025 Target Pay Opportunities

The Human Resources and Compensation Committee provided no increases in 2025 to our NEOs’ target compensation opportunities for the third straight year.

	2025 Target Total Direct Compensation ($)	2024 Target Total Direct Compensation ($)	% Change
Larry F. Mazza	$2,040,000	$2,040,000	0%
Michael R. Sumbs*	$637,500	N/A	N/A
Michael L. Giorgio	$637,500	$637,500	0%
Craig B. Greathouse	$637,500	$637,500	0%
Joseph R. Rodriguez	$720,000	N/A	N/A
Donald T. Robinson**	$997,500	$997,500	0%
*Mr. Sumbs joined MVB in July 2025. Mr. Sumbs’ compensation has been annualized for purposes of this chart.
** Mr. Robinson resigned September 1, 2025.

•2025 Executive Annual Incentive Plan Results

Overall, our annual incentive plan remained predominantly based on the achievement of financial goals.

▪Year-end Tier 1 Capital Ratio was strong (11.1%) exceeding the initial trigger needed to allow for any bonus payouts.
▪Earnings per share increased significantly from $1.56 per share in 2024 to $2.84 per share in 2025, Total Noninterest Expense decreased from $122.2 million in 2024 to $110.4 million in 2025, beating the target performance level.
▪Total Net Loans grew by $243 million in 2025, exceeding the maximum performance level.
▪Charge-Offs/Total Loans remained strong in 2025 at 0.26%, exceeding the maximum performance level.
▪All current NEO’s earned a 4.0 (exceeds expectations) rating on the individual performance scorecard.
▪As a result, executives earned an overall payout under the 2025 plan of 216.66% of target.

•2023-2025 Performance-based RSUs Results

Performance-based RSUs continue to account for 50% of our executives’ long-term incentive awards.

The 2023-2025 performance-based RSUs were based on two equally weighted metrics: Cumulative Earnings Per Share and Cumulative Tangible Book Value per Share with a relative TSR modifier.

•Three-year cumulative Tangible Book Value per Share was $74.01, beating the target performance level.
•Three-year cumulative EPS of $6.13 was below the threshold performance goal resulting in no payout.
•Three-year TSR of 32.41% ranked at the 59.61th percentile of the relative TSR peer group, exceeding the median and resulting in a TSR modifier of 107.69%.
•As result, executives earned 65.06% of the target shares awarded to them at the start of the 2023-25 performance period.

MVB Financial Corp. 2026 Proxy Statement

•Other Compensation Actions in 2025

The Compensation Committee has consistently administered the Company’s incentive plans according to their metrics and pre-established goals, which is consistent with our pay philosophy. This approach has produced pay outcomes aligned with our results, including those of our shareholders. Further, the Committee historically has avoided adjustments for extraordinary items or special charges in determining the financial results serving as the basis for incentive payouts. Thus, the Committee takes much care in considering any potential payouts beyond the parameters of the incentive plan’s structure.

In 2025, the Compensation Committee approved a special one-time consulting payment of $2.1 million to our CEO, Larry Mazza, through his consulting firm, Lazza LLC. The consulting payment to Lazza LLC recognized Mr. Mazza’s significant contributions to the successful sale of Victor in 2025. In determining the award, the Committee considered Mr. Mazza’s pivotal role in identifying potential buyers, working with outside advisors, negotiating the purchase price and closing the deal, which resulted in a pre-tax gain of $34.2 million to the Company. The transaction continued to demonstrate the success of MVB’s fintech incubation strategy to deliver significant returns to shareholders. Further, it, provided capital flexibility to accelerate our growth initiatives, optimize our balance sheet and support the Board authorized share repurchase plan.

In addition, the Committee approved RSU grants to other NEOs in early 2026 ranging from $75,000 to $270,000 for their actions in support of the transaction. For more information see “Victor Sale Payment” on page 49.

Compensation Philosophy and Objectives

MVB’s compensation programs are designed to provide competitive compensation and benefits to promote the interests of MVB and its shareholders while enabling us to attract and retain top-quality executive talent. MVB’s compensation philosophy is built on five core compensation principles:

•Pay for Performance

Our compensation program is grounded in a pay-for-performance philosophy. This is clear in the design of our annual incentive plan, which ties 80% of payout to the achievement of our annual financial goals. The same applies as our approach to long-term incentives, which delivers 50% of the target value in performance-based RSU based on accomplishing long-term objectives.

Our philosophy is performance-based. For those Team Members in similar positions, we strive to award our strongest performers the most pay. Outstanding performance receives outstanding rewards. Our incentive plans are designed to drive and improve individual and business performance. Each plan requires measurable goals and objectives to be set, communicated, achieved, and audited prior to any award made. Award eligibility varies based on a Team Member’s level within the Company, their ability to drive results as well as relevant market pay data. Those with unacceptable performance are not eligible for incentive awards or merit increases.

•Profitability Drives the Programs

Profitability and success are the key drivers in determining actual pay earned. It is the responsibility of senior management to ensure our plans provide a positive return to our Company and shareholders, in addition to appropriately rewarding contributions and successful performance.

•Sound Compensation Practices

All MVB compensation elements will comply with appropriate regulations and sound compensation practices, which neither pay excessive compensation nor encourage inappropriate risk-taking. All behavior must be consistent with MVB’s purpose and values.

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•Pay Structure

Various positions require various levels of skills, knowledge and personal attributes that drive different rates of pay and/or variable compensation opportunity. Geographic locations will also factor into the process. MVB has an established job structure that provides a formal hierarchy of grades and salary ranges as well as a formal job evaluation process to determine fairness in job placement within the structure. This practice guides us in providing internal equity amongst positions and ensures the maintenance of fairness in our compensation practices across divisions of the organization.

•Market Competitive Compensation

The “market” sets the framework for pay opportunity and achievement against objectives drives the actual payout. The intent of the compensation philosophy is to maintain a competitive compensation program and attract and retain top talent across the organization. MVB regularly conducts a market study of benchmark positions to determine the competitive posture of the organization and need for any changes. Reclassification of positions may occur on an ongoing basis depending on recommendations from senior management as well as updated market data.

MVB pays base salaries that target a reasonable range around the market median (of other companies comparable to our asset size, complexity as well as general industry standard rates). Our target salary range is within approximately +/-10% of the market median pay rate. Salary ranges are reviewed annually and may be adjusted to maintain a competitive pay structure. High-level performers are mentored and prepared for the next level in their careers.

Target Executive Pay Mix

Although our Compensation Committee does not target a specific allocation for each pay element, we aim to deliver a mix of pay elements (salary, target bonus and equity) that are aligned with typical market practices and deliver a market-based balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced by the following 2025 target pay mix allocation relative to market.

Average Pay Mix

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Direct Compensation
27%
31%
42%
35%
26%
39%
21%
21%
58%
28%
21%
51%
21%
21%
58%
26%
16%
58%
21%
21%
58%
18%
17%
65%
22%
22%
56%
27%
19%
54%
MVB
Market
MVB
Market
MVB
Market
MVB
Market
MVB
Market
Larry F. Mazza
Michael R. Sumbs
Craig B. Greathouse
Michael L Giorgio
Joseph R. Rodriguez
Equity
Bonus
Salary

MVB Financial Corp. 2026 Proxy Statement

Pay and Performance

Our compensation program is grounded in a pay-for-performance philosophy. Performance goals in both our short and long-term incentive plans are set at challenging levels, with the ultimate goal that performance will drive long-term, sustainable value for shareholders. When financial and stock performance goals are not met, pay outcomes for our executives should reflect this reality.

Compensation Governance Policies and Practices

We believe our pay-for-performance philosophy and compensation governance practices provide an appropriate framework for executives to achieve financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some practices include:
•Pay-for-Performance Philosophy and Culture
•Compensation Clawback Policy
•Stock Ownership Guidelines
•Prohibition of Hedging and Pledging
•Compensation Philosophy
•Independent compensation consultants
•Annual risk assessments of the compensation programs
•Responsible use of shares under MVB’s long-term incentive program
•All incentive plans are capped

Say-on-Pay Vote Results

At the 2025 Annual Meeting, 86.86% of the shareholders of MVB voted in favor of our executive compensation proposal (commonly known as the “Say-on-Pay” proposal) which the Compensation Committee viewed as their validating the Company’s pay program and supported maintaining the program’s general structure.

The Committee will continue to review our executive compensation program considering the outcome of the “Say-on-Pay” votes and investor feedback received on the compensation programs during our shareholder outreach efforts when making future compensation decisions for the NEOs.

Establishing Executive Compensation

Role of the Compensation Committee

MVB’s executive compensation program is designed by our Compensation Committee, and our Board to closely track our long-term strategy. Over the years we have evolved our executive pay program while maintaining an overarching compensation philosophy aimed at achieving strong alignment between our long-term strategic goals and our shareholders’ interests.

We structured our current executive compensation program to align with the Board’s business strategy. Each year the Compensation Committee reviews the existing incentive structure, considering investor feedback, business performance, our strategic roadmap and external market practices, to determine the potential need for changes or enhancements.

The Compensation Committee’s process begins with establishing individual and corporate performance objectives by the first quarter of each calendar year. The Compensation Committee engages in an active dialogue with the CEO concerning strategic objectives and performance targets. The Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans, the degree of difficulty in achieving performance targets, any potential challenges or obstacles to achieving those goals and appropriate risk levels to achieve them. Corporate performance objectives are established
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based on a targeted return on assets and return on equity, as well as growth in earnings per share and financial goals for each of the particular business units within MVB.

The Compensation Committee annually reviews the Committee Charter and executive incentive plans used throughout MVB. The Compensation Committee determines whether the plans, individually or collectively, encourage excessive risk taking, whether each of the plans has reasonable limits and caps, and whether the overall structure of the incentive plans is aligned with the interests of the shareholders.

Role of Management

Management also plays a role in the compensation setting process. Typically, MVB's CEO will evaluate the performance of the other executive officers and will assist the Compensation Committee in determining appropriate performance targets and objectives for the incentive plans. When requested, the CEO may participate in Compensation Committee meetings to discuss these items and make recommendations regarding salary increases, bonuses and other compensation-related matters. The Compensation Committee exercises its independent informed judgment in approving compensation for all executive officers and assessing corporate performance against the pre-established objectives. The CEO is not present during deliberations or voting concerning his own compensation.

Use of Outside Advisors

Pursuant to the authority granted to it in its charter, the Compensation Committee may engage an independent executive compensation consultant. In 2025, the Compensation Committee engaged Pay Governance LLC, to provide consulting services to the Compensation Committee, including advice on compensation philosophy, incentive plan design, executive job compensation analysis, and CD&A disclosure, among other compensation topics.

The Compensation Committee conducted a review of its relationship with Pay Governance, taking into account the independence factors set forth in applicable SEC and Nasdaq rules, and determined that Pay Governance’s work for the Compensation Committee did not raise any conflicts of interest.

Incentive Compensation Risk Framework Standard

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB’s results and risk. The Compensation Committee recognizes that business in the financial industry inherently requires that MVB take on certain risks: in its lending activities, depository activities, and investing activities, as well as other facets of the organization.

To ensure the effective management of our incentive compensation program, MVB maintains a governance structure that includes key individuals and committees responsible for its oversight. Senior management plays a vital role in providing direction and commitment by conducting a comprehensive inventory and review of all incentive plans, while the Board and/or Board-level Committees have ultimate responsibility for approving and supervising our Incentive Compensation Philosophy and the supporting Incentive Compensation Risk Assessment.

This standard adheres to a foundational framework, which emphasizes the importance of sound risk management practices in compensation arrangements, including:

▪Governance and Risk Management
▪Alignment with Risk Management
▪Performance Metrics
▪Deferral and Clawback Provisions
▪Risk Analysis and Modeling
▪Compliance and Documentation
▪Supervisory Review
▪Effective Communication and Training
▪Independent Review
MVB Financial Corp. 2026 Proxy Statement

Upon due consideration of these items, the Compensation Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, the Compensation Committee believes that MVB’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business, operations, or financial results.

Compensation Competitive Analysis

Use of Peer Group

The Compensation Committee seeks to provide total targeted direct compensation that is dependent on Company performance and competitive with other banks and financial companies which are similar to MVB, including the size of their assets and market capitalization.

MVB’s talent acquisition strategy focuses on attracting and retaining executives with the experience and skills necessary to grow the organization. MVB executives have generally come from larger metropolitan areas and/or institutions that are significantly larger than MVB. As a result, MVB targets base salary compensation that is competitive with the median of banks comparable in asset size, ensuring the Company remains positioned to attract and retain the talent needed to execute its strategy. Other elements of compensation are adjusted to recognize this positioning and continue to approximate competitive total pay opportunities for banks of similar asset size.

2025 Peer Group

Our Compensation Committee, with the support of Pay Governance, regularly reviews the continued appropriateness of our peer group. The 2025 executive compensation peer group was selected using the following criteria:
•Assets: $1.0B -$10.0B;
•Location: From across the country (not just in MVB's geographic area)
•Market Cap: $100M - $1.5B
•Revenue: $40M - $600M
•Asset and Deposit Growth: >10% Trend
•Market Cap to Book Ratio >1.0x
•Market Cap to Revenue Ratio >2.0x
•Business Model Differentiation: FinTech Focus, Fintech Partnerships, Payments, Consulting, Venture Capital, Tech Forward, recognizing a key element of MVB’s business strategy.

No changes were made to the peer group for 2025:

Blue Ridge Bankshares, Inc.	Heritage Commerce Corp.
Byline Bancorp, Inc.	Live Oak Bancshares, Inc.
Capital Bancorp, Inc.	MainStreet Bancshares, Inc.
Coastal Financial Corporation	Metropolitan Bank Holding Corp.
ConnectOne Bancorp, Inc.	National Bank Holdings Corporation
Esquire Financial Holdings, Inc.	Pathward Financial, Inc.
FFB Bancorp	Primis Financial Corp.
First Internet Bancorp	Triumph Financial, Inc.

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Stock Ownership Guidelines

In May 2019, our Board approved new stock ownership guidelines for both our executives and outside directors to further align their interests with our shareholders. The President and CEO must own three times (3x) their annual base salary. Designated executives must own one time (1x) their annual base salary, and directors must own ten times (10x) their annual cash retainer. Executives and non-executive managers have five years from hire or promotion to meet the ownership requirements. Directors have three years. Stock ownership is reviewed by the Compensation Committee annually.

	Value of Common Share Holdings 12/31/2025	2025 Base Salary or Director Cash Retainer	Value of Common Share Holdings/ 2025 Base Salary or Director Cash Retainer	MVB Requirement for Individual(s) Holding Same Position
Larry F. Mazza	$20,949,920	$850,000	24.6x	3x Base Salary
Michael R. Sumbs	$88,198	$375,000	0.2x	1x Base Salary
Craig B. Greathouse	$1,118,292	$375,000	3.0x	1x Base Salary
Michael L. Giorgio	$347,129	$375,000	0.9x	1x Base Salary
Joseph R. Rodriguez	$625,070	$400,000	1.6x	1x Base Salary
Average for Non-Employee Directors	$9,264,428	$35,000	33.1x	10x Annual Retainer
Mr. Giorgio joined MVB in 2023, Mr. Rodriguez joined MVB in 2024 and Mr. Sumbs joined MVB in 2025.

Shares that count toward satisfying the guidelines include shares owned outright, in trusts, beneficially by immediate family members or are time-based restricted stock. Stock options and unearned performance shares do not count toward satisfying these guidelines.

Base Salary

Base salary is a key element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in our peer group, competitors for talent (which are generally larger banks), internal pay equity and the tax deductibility of base salary. None of our proxy officers received a salary increase for 2025. This action was not reflective of their individual performance but more in line with the Company’s efforts to control fixed costs.

Executive	2025 Base Salary ($)	2024 Base Salary ($)	% Change
Larry F. Mazza	$850,000	$850,000	$—
Michael R. Sumbs*	$375,000	N/A	N/A
Michael L. Giorgio	$375,000	$375,000	$—
Craig B. Greathouse	$375,000	$375,000	$—
Joseph R. Rodriguez	$400,000	$400,000	$—
Donald T. Robinson**	$525,000	$525,000	$—
No increases were awarded to the NEO’s in 2025.
* Mr. Sumbs joined MVB in 2025.
** Mr. Robinson resigned September 1, 2025.

MVB Financial Corp. 2026 Proxy Statement

2025 Annual Incentive Plan

Our Annual Incentive Plan has a two-tiered performance evaluation structure:

1.Tier 1 Capital Ratio Metric – set at a level consistent with regulatory requirements (9.5%) to emphasize the importance of maintaining the financial strength and stability of the Company before any bonus can be paid. Failing to achieve that level of performance results in no bonuses being paid to our executives regardless of results achieved in other areas.

2.Scorecard of Financial Performance Modifiers and Individual Performance – performance goals are set with consideration for objectives set out in our strategic plan, annual budget, external market conditions and investor expectations. The scorecard contains metrics measuring income, expense management, growth and credit quality as well as an individual performance objectives which provide a balanced approach to determining incentives. In the event that a specified goal or target for a particular metric is not met, then no compensation will be paid with respect to that objective portion of the Annual Incentive Plan. Our target objectives for 2025 generally required improvement over the targets and actual results for 2024. For 2025, we implemented a “Stretch” level of performance for our Earnings Per Share objective in order to provide a greater incentive to deliver a key financial result tied to creating shareholder value, results for which were barely achieved at the threshold level in 2024. The Stretch goal was considered extremely challenging, requiring a near doubling of our Earnings Per Share results from those in 2024. The Stretch goal only applied to Earnings Per Share, would payout at 400% of target for that measure and result in a total payout opportunity of 240% of target only if MVB and each executive achieved the highest level of performance expectations for all areas.

Five equally weighted areas: four financial goals and the executive’s individual performance.

Primary Trigger: Tier 1 Capital Ratio Target: 9.5% Actual: 11.1%

Annual Incentive Plan Goals	Weight	Threshold -Eligible for 85% of Potential Payout	Target - Eligible for 100% of Potential Payout	Maximum - Eligible for 200% of Potential Payout	Stretch-Eligible for 400% of Potential Payout	Performance as of 12/31/25
Earnings per Share (“EPS”)	20%	$1.62	$1.90	$2.45	$3.02	$2.84
Total Noninterest Expense	20%	$117,600,000	$113,000,000	$106,700,000		$110,395,000
Charge Offs/Total Loans	20%	0.50%	0.40%	0.30%		0.26%
Total Loan Growth	20%	$90,000,000	$109,000,000	$150,000,000		$243,032,000
Individual Performance Scorecard Rating	20%	3.0	3.5	4.0		4.0

Executives had target bonus opportunities, as a percentage of base salary, ranging from 35% to 75% target opportunities in 2025. In February 2026 the Compensation Committee evaluated the performance of the Company under the 2025 Annual Incentive Plan.

Overall, results for our financial goals all exceeded our target objectives and supported payouts that were well above target. Payouts under the subjective metric were based on evaluations of the individual’s overall job performance during 2025, using an extensive performance review scorecard for each executive. All NEO’s met or exceeded the individual performance scorecard threshold rating of “Meets Expectations” resulting in a payout aligned with MVB’s pay for performance philosophy.

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Named Executive Officer	2025 Salary ($)	Pro-rated Salary ($)	Target (%)	Threshold 85% ($)	Target 100% ($)	Maximum 240% ($)	2025 Incentive Payout
Larry F. Mazza	$850,000	$850,000	75%	$541,880	$637,500	$1,530,000	$1,381,208
Michael R. Sumbs*	$375,000	$174,657	35%	$51,960	$61,130	$146,712	$142,183
Michael L. Giorgio	$375,000	$375,000	35%	$111,560	$131,250	$315,000	$284,366
Craig B. Greathouse	$375,000	$375,000	35%	$111,560	$131,250	$315,000	$284,366
Joseph R. Rodriguez	$400,000	$400,000	40%	$136,000	$160,000	$384,000	$346,656
Donald T. Robinson**	$525,000	$525,000	40%	$178,500	$210,000	$504,000	$275,324
*Mr. Sumbs joined MVB in July 2025. Mr. Sumbs’ compensation has been annualized for purposes of this chart.
** Mr. Robinson resigned September 1, 2025 and his incentive was prorated per his agreement.

Long-Term Incentive Compensation

MVB’s Compensation Committee believes that long-term incentive compensation is an important component of the compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of MVB’s long-term strategic goals.

2025 Equity Grants

Executives had target equity opportunities, as a percentage of base salary, ranging from 35% to 65%. As with other pay elements, no increases were made to target opportunities for NEO’s in 2025. The Board of Directors, in its sole discretion, determines equity awards for the CEO. Executives received equity through two equally weighted vehicles, similar to MVB’s approach in the past few years:

•50% of target value delivered as time-based equity awards (RSUs); and
•50% of target value delivered as performance-based equity awards (performance RSUs)

The performance RSUs will vest based upon internal Tangible Book Value (“TBV”) per Share (25% of target LTI value) and EPS (25% of target) performance over a three-year period, with vested amounts ranging from 0% to 200% of target, depending on results relative to pre-established goals. Results based on the achievement of TBV per Share and EPS goals are modified up or down based on MVB’s total shareholder return for the three-year period relative to other Small Cap banks. The time-based RSUs (the remaining 50% of target value) will vest solely based on continued service, following a three-year graded vesting schedule (one-third of the award vesting each year).

In 2025, MVB’s NEOs received the following grants pursuant to the plan.

		Time-Based RSUs (50%)		PSU EPS-Based RSUs (25%)		PSU TBV-Based RSUs (25%)
	% of Salary	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)	Granted (#)	Share Price ($)
Larry F. Mazza	65%	16,742	$17.49	8,371	$18.37	8,371	$18.37
Michael R. Sumbs [1]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Michael L. Giorgio	35%	3,977	$17.49	1,988	$18.37	1,988	$18.37
Craig B. Greathouse	35%	3,977	$17.49	1,988	$18.37	1,988	$18.37
Joseph R. Rodriguez	40%	4,848	$17.49	2,424	$18.37	2,424	$18.37
Donald T. Robinson [2]	50%	7,954	$17.49	3,977	$18.37	3,977	$18.37
1.Mr. Sumbs joined the company in 2025 and was not eligible for annual LTI.
2.Per his Transition Agreement, Mr. Robinson’s time-based RSUs continued to vest through the 1-year anniversary of the Transition Date and PSUs were forfeited.
MVB Financial Corp. 2026 Proxy Statement

2025-2027 Performance-Based RSUs

Our performance-based RSUs are earned based on the performance of two equally weighted metrics: cumulative TBV per Share and cumulative EPS. These metrics were selected as the Committee believed that consistent performance in these two areas over time should lead to increases in the Company’s stock price and value created for shareholders. These metrics are used as the basis for initially determining the performance RSUs earned for the three-year period from 2025 to 2027.

•Tangible Book Value per Share (“TBV”) is defined as tangible book value per common share of the Company determined in accordance with generally accepted accounting principles reported in the Company's Annual Report to Shareholders plus dividends with ex-dividend dates occurring during the performance period.
•Earnings per Share (“EPS”) is defined as basic earnings per common share of the Company determined in accordance with generally accepted accounting principles reported in the Company's Annual Report.

Minimum, target, and maximum performance goals for each of these measures was based on an analysis of historical three-year growth rates of MVB and its peers as well as expectations for the economic environment for the period. Results based on achieving TBV and EPS objectives are adjusted by +/- 20% based on MVB’s total shareholder return for the three-year period relative to the results of the banks in the S&P’s Small Cap Bank Index.

	Weight	Below Threshold	At Threshold	Target	Maximum
Cumulative TBV	50%	<$77.36	$77.36	$83.50	$90.80
Cumulative EPS	50%	<$5.16	$5.16	$6.52	$8.09
Percent of Target LTI Award		0%	0%	100%	200%
Relative TSR Ranking		<25th percentile	<25th percentile	<50th percentile	>75th percentile
Relative TSR Modifier		0.80	0.80	1.00	1.20*
* Modifier cannot increase results in excess of 200% of an executive’s target performance RSU award.
2023-2025 Performance-Based RSUs Results

The performance period for the performance-based RSUs granted in 2023 ended on December 31, 2025. The 2023 awards were equally divided between cumulative TBV per Share and cumulative EPS with a relative TSR modifier based on MVB’s total shareholder return for the three-year period relative to other Small Cap banks. Each of the TBV per Share, EPS, and relative TSR goals, results and payouts are described below.

2023-2025 Cumulative Tangible Book Value per Share Awards

Threshold	Target	Maximum	Actual	Payout (% of Target)
$65.25	$72.50	$79.75	$74.01	120.83%

2023-2025 Cumulative EPS Awards

Threshold	Target	Maximum	Actual	Payout (% of Target)
$6.95	$7.75	$8.55	$6.13	0%

2023-2025 Relative TSR Modifier

Threshold	Target	Maximum	Actual	Payout (% of Target)
25th Percentile	50th Percentile	75th Percentile	59.61th Percentile	107.69%

As illustrated above, no payout was earned under the EPS metric, the TBV per Share metric was earned at 120.83% of target and relative TSR performance exceeded the median resulting in a TSR modifier of 107.69% and a total payout of 65.06% of target for the 2023-2025 period.
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Victor Sale Payment

In 2025, the Compensation Committee and MVB Board approved a special one-time consulting payment of $2.1 million to our CEO, Larry Mazza, through his consulting firm, Lazza LLC. The consulting payment to Lazza LLC recognized Mr. Mazza’s significant contributions to the successful sale of Victor in 2025. In determining the award, the Committee considered Mr. Mazza’s pivotal role in identifying potential buyers, working with outside advisors, negotiating the purchase price and closing the deal, which resulted in a pre-tax gain of $34.2 million to the Company. The transaction continued to demonstrate the success of MVB’s fintech incubation strategy to deliver significant returns to shareholders. Further, it provided capital flexibility to accelerate our growth initiatives, optimize our balance sheet and support the Board authorized share repurchase plan.

The Compensation Committee believes that the consulting payment described above is appropriate to recognize the extraordinary efforts of Mr. Mazza towards the successful Victor sale that generated significant value for shareholders.

In addition, the Committee approved RSU grants to be issued to other NEOs, ranging from $75,000 to $270,000, in recognition of their contributions to the transaction, with grants anticipated to be made in May 2026.

Additional Compensation Practices and Policies

Timing of Equity Awards

The Compensation Committee does not take material nonpublic information into account when determining the timing or terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation. Beginning in 2025, the Committee has determined annual equity awards would be made on May 1 of the year of grant after the Compensation Committee’s meeting to approve such awards, which is scheduled well in advance and typically in April of the grant year.

Recoupment (“Clawback”) Policy

MVB has an incentive compensation Clawback Policy that exceeds the requirements imposed by Nasdaq listing standards and Section 10D of the Exchange Act.

Under the policy, we require our current and former officers within the meaning of Rule 16a-1(f) to repay excess cash-based incentive compensation and/or equity incentive awards in the event the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements without regard to any fault or misconduct and that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the date the restatement was required (unless an enumerated clawback exception applies).

In addition, in the event of misconduct by a current or former executive officer (as defined in the clawback policy), the Company shall use reasonable efforts to recover from such employee up to 100% of incentive and other variable compensation, including discretionary bonus awards and equity or cash awards with time-based or non-financial performance based vesting conditions awarded to such executive officer from the Company during a timeframe that will be determined by the Committee in its discretion. Misconduct shall mean any action that in the sole discretion of the Board or the Committee constitutes fraud, theft, misappropriation, embezzlement, misrepresentation, conviction, plea bargain or settlement with admission of guilt of a felony, dereliction of duty, or other misconduct or knowingly failing to take action to report any acts or conduct that constitute misconduct; in each case that (i) is to the material financial or reputational detriment of the Company and (ii) is of a nature or effect that in the sole discretion of the Board or the Compensation Committee justifies the recovery of compensation under this Clawback Policy.

MVB Financial Corp. 2026 Proxy Statement

Insider Trading Policy

Under our Insider Trading Policy, each designated employee, officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our employee or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits employees, officers and directors from hedging transactions and requires prior approval and certain requirements for margin accounts and pledged securities. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. Our Insider Trading Policy can be found attached as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all team members on the same terms as similarly situated team members. These plans include medical, dental, group life insurance, and group disability programs, as well as health savings accounts for reimbursement of medical expenses.

Bank-Owned Life Insurance Program

In 1999, MVB implemented a bank-owned life insurance (“BOLI”) program which was designed to offset employee benefit costs. The policies purchased over time are primarily general account and hybrid account. MVB followed and continues to follow all the regulatory and compliance guidelines by including only officers and directors and obtaining consents from each to participate in the program. Specifically, the program insures approximately 80 current or former officers and directors. It is the intent of MVB to hold the insurance policies until the death of each insured. BOLI is currently owned by approximately 66% of all banks in the U.S.

Retirement 401(k) Plan

MVB maintains a defined contribution 401(k) retirement savings plan for all team members over the age of 21 years old. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation or after-tax (Roth) deferral contribution amounts up to a statutory limit of $23,500. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $7,500. MVB currently utilizes an automatic enrollment strategy in which new team members over the age of 21 are automatically enrolled in the 401(k) plan at a pre-tax deferral rate of 5% unless they make the decision to opt out via the system platform.

MVB matches 100% up to 4% of the participant’s, including participants that are NEOs, total compensation on a per pay basis, subject to Internal Revenue Service limitations. Full-time and certain part-time team members are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Both team member and employer contributions are 100% fully vested based on the first contribution. MVB company stock (NASDAQ: MVBF) has been added as a plan investment option and is limited to 10% of the team member’s balance. Employee and employer contributions are held and invested by the 401(k) plan’s trustee.

Compensation Discussion and Analysis Review and Approval

The Board of Directors and the Human Resources and Compensation Committee have reviewed the Compensation Discussion and Analysis and discussed its contents with management. Based on that review and discussion, the Board approved the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.
www.mvbbanking.com

Executive Compensation Tables

Summary Compensation Table

The following information is prepared based on positions as of 2025. In 2025, compensation was paid to team members by MVB or MVB Bank, unless otherwise noted. The following table summarizes compensation paid to the NEO for the periods indicated. Unless otherwise indicated, stated amounts are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($) [1]	Bonus ($) [2]	Stock Awards ($)[3]	Option Awards ($) [4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) [5]	Total ($)
Larry F. Mazza President & Chief Executive Officer, MVB and MVB Bank	2025	$850,000	$0	$600,368	$0	$1,381,208	$40,819	$2,184,461	$5,056,856
	2024	$850,000	$0	$557,110	$0	$680,213	$0	$82,687	$2,170,010
	2023	$850,000	$355,882	$797,471	$0	$669,311	$44,362	$84,614	$2,801,640
Michael R. Sumbs, Chief Financial Officer	2025	$165,865	$25,000	$34,438	$52,000	$142,183	$0	$7,726	$427,212
Michael L. Giorgio EVP, Chief Information Officer	2025	$375,000	$0	$142,597	$0	$284,366	$0	$14,360	$816,323
	2024	$375,000	$0	$132,337	$0	$146,344	$0	$14,040	$667,721
	2023	$151,442	$0	$0	$61,825	$58,565	$0	$5,294	$277,126
Craig B. Greathouse EVP, Chief Administrative Officer, MVB and MVB Bank	2025	$375,000	$0	$142,597	$0	$284,366	$0	$26,914	$828,877
	2024	$375,000	$0	$132,337	$0	$161,044	$0	$26,687	$695,068
	2023	$375,000	$71,010	$182,781	$0	$153,812	$0	$24,132	$806,735
Joseph R. Rodriguez Chief Risk Officer	2025	$400,000	$0	$473,836	$99,802	$346,656	$0	$14,360	$1,334,654
	2024	$43,077	$125,000	$0	$0	$0	$0	$28	$168,105
Donald T. Robinson Former President, and Chief Financial Officer, MVB and MVB Bank	2025	$409,585	$0	$285,230	$0	$275,324	$6,637	$172,507	$1,149,283
	2024	$525,000	$0	$246,693	$0	$257,670	$0	$39,217	$1,068,580
	2023	$525,000	$114,185	$351,909	$0	$268,779	$6,361	$41,290	$1,307,524
1 This figure includes salary only.

2 As part of the Chartwell transaction bonus, Messrs. Mazza, Robinson, and Greathouse received cash bonuses of $355,882, $114,185, and $71,010 respectively in 2023.

3 As part of the Chartwell transaction bonus, Messrs. Mazza, Robinson, and Greathouse received grants of 9,800, 3,147, and 1,957 RSUs, respectively in 2023. The stated values for each NEO represent the grant date fair value for respective award granted to the NEO as computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

4 These amounts reflect the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model.

MVB Financial Corp. 2026 Proxy Statement

5 Amounts are detailed in All Other Compensation below:

ALL OTHER COMPENSATION
Name	Year	Board Fees [1]	401(k) Matching Contribution [2]	Other [3]	Perquisites [4]	Total Other Compensation
Larry F. Mazza [4]	2025	$45,000	$14,000	$2,100,000	$25,461	$2,184,461
Michael R. Sumbs	2025	$0	$7,635	$0	$91	$7,726
Michael L. Giorgio	2025	$0	$14,000	$0	$360	$14,360
C. Brad Greathouse	2025	$0	$14,000	$0	$12,914	$26,914
Joseph R. Rodriguez	2025	$0	$14,000	$0	$360	$14,360
Donald T. Robinson	2025	$0	$14,000	$141,347	$17,160	$172,507

1 Represents fees for board service for MVB Financial and Subsidiary Boards.
2 Represents the Company’s annual matching contribution to the Company’s 401(k) plan.
3 Represents the special one-time (cash) consulting payment, paid directly to Lazza, LLC of $2,100,000 as described above under the “Victor Sale Payment” and amounts paid to Mr. Robinson for payouts pursuant to his separation agreement.
4 Perquisites include: auto allowance, employer paid BOLI life insurance, group term life insurance. Other than noted, no individual perquisite exceeded $25,000.

www.mvbbanking.com

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table - Fiscal Year 2025
		Estimated future payouts under non-equity incentive awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Grant date fair value of stock and option awards ($)
Name*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry F. Mazza	5/1/25	$541,880	$637,500	$1,275,000				16,742			$292,818
	5/1/25				0	8,371	16,742				$153,775
	5/1/25				0	8,371	16,742				$153,775
Michael R. Sumbs	7/14/25	$111,560	$131,250	$262,500				1,458			$34,438
	11/4/25								2,000	$26.00	$52,000
Michael L. Giorgio	5/1/25	$111,560	$131,250	$262,500				3,977			$69,559
	5/1/25					1,988	3,976				$36,519
	5/1/25					1,988	3,976				$36,519
Craig B. Greathouse	5/1/25	$111,560	$131,250	$262,500				3,977			$69,559
	5/1/25				0	1,988	3,976				$36,519
	5/1/25				0	1,988	3,976				$36,519
Joseph R. Rodriguez	1/2/2025							14,947			$299,986
	5/1/25	$136,000	$160,000	$320,000				4,848			$84,792
	5/1/25				0	2,424	4,848				$44,529
	5/1/25				0	2,424	4,848				$44,529
	5/22/25								5,250	$19.01	$99,802
Donald T. Robinson*	5/1/25	$178,500	$210,000	$420,000				7,954			$139,116
	5/1/25				0	3,977	7,954				$73,057
	5/1/25				0	3,977	7,954				$73,057

*Per his Transition Agreement, Mr. Robinson’s time-based RSUs continued to vest through the 1-year anniversary of the Transition Date and PSUs were forfeited.

The Board believes that the successful implementation of its business strategy will depend upon attracting, retaining, and motivating talented executives, managers, and other key team members. The 2022 MVB Financial Corp. Stock Incentive Plan provides that the Compensation Committee appointed by the Board has the flexibility to grant stock options, and merit awards. Typically, options grants have a three-year vesting period with an expiration life span of ten years while RSUs have a three-year vesting period.

During 2025, the Compensation Committee granted 32 option awards, excluding the executive team and each of the NEOs, totaling 81,912 shares at exercise prices ranging from $15.85 to $23.34 per share. In addition, excluding directors and the executive team, 63,526 time based RSUs and 42,800 PSUs have been awarded to the MVB Financial Corp. Management Team. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning the year of the grant.
MVB Financial Corp. 2026 Proxy Statement

Outstanding Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2025
		Option Awards					Stock Awards
Name	Grant Date of Award	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)
Larry F. Mazza	2/3/2016	100,000	0	0	$12.50	2/3/2026
	3/21/2017	50,000	0	0	$12.85	3/21/2027
	2/21/2018	100,000	0	0	$19.65	2/21/2028
	5/1/2021						1,434	$37,040
	5/1/2023						6,117	$158,002	17,004	$439,213
	5/1/2024						10,413	$268,968	15,020	$387,967
	5/1/2025						16,742	$432,446	16,742	$432,446
Michael R. Sumbs	7/14/2025						1,458	$37,660
	11/4/2025		2,000		$26.00	11/4/2035
Michael L. Giorgio	7/31/2023	3,333	1,667	0	$25.59	7/31/2033
	12/15/2023	1,202	602	0	$22.86	12/15/2033
	5/1/2024						2,474	$63,903	3,568	$92,161
	5/1/2025						3,977	$102,726	3,976	$102,700
Craig B. Greathouse	5/7/2018	28,205	0	0	$19.19	5/7/2028
	9/4/2018	5,525	0	0	$18.24	9/4/2028
	5/1/2021						298	$7,697
	5/1/2023						1,455	$37,583	4,038	$104,302
	5/1/2024						2,474	63,903	3,568	92,161
	5/1/2025						3,977	102,726	3,976	102,700
Joseph R. Rodriguez	5/22/2025		5,250	0	$19.01	5/22/2035
	1/1/2025						15,340	396,232
	5/1/2025						4,848	125,224	4,848	125,224
Donald T. Robinson	9/21/2016	14,148	0	0	$13.25	9/21/2026
	3/21/2017	5,000	0	0	$12.85	3/21/2027
	2/21/2018	15,000	0	0	$19.65	2/21/2028
	5/1/2021						427	$11,029
	5/1/2023						2,907	$75,088	8,078	$208,655
	5/1/2024						2,569	$66,357
	5/1/2025						2,651	$68,475

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Option Exercises and Stock Vesting

Option Exercises and Stock Vested - Fiscal Year 2025
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Larry F. Mazza	0	$0	19,684	$344,273
Craig B. Greathouse	0	$0	4,395	$76,869
Michael L. Giorgio	0	$0	1,236	$21,618
Donald T. Robinson	120,852	$1,595,749	8,213	$143,645
Employment Agreements

MVB and its subsidiaries provide certain executive officers with written employment agreements to secure the key talent’s services within the highly competitive financial services industry. These agreements are generally the same and are reviewed and updated annually, if necessary. The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB’s NEOs leaves MVB to work for a competitor.

The agreements provide for discharge by MVB for cause or without cause, resignation by the employee, and termination in the event of the death of the employee. If terminated by reason of the death of the employee, the employee (or his or her estate) shall be paid when due and in accordance with MVB’s normal payroll practices and relevant policies. If terminated by MVB without cause, and, for Mr. Mazza, also if terminated by the employee for good reason, the employee is entitled to a severance payment equal to a set number of months of the employee’s base severance compensation, and any annual incentive compensation earned for such year, prorated for the number of calendar days worked in the year.

The employment agreements for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB or in the event of a termination or severance of such executive officer’s employment subsequent or immediately prior to a change in control.

Change in Control

MVB believes that change in control benefits provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value.

The employment agreements with certain executive officers set forth certain terms and conditions upon the occurrence of a “Change in Control” event.

If the employment of Messrs. Mazza, Sumbs, Giorgio, Rodriguez or Greathouse is terminated without cause, and, if terminated by the employee for good reason, within one year following a Change in Control; (a “Change in Control Period”) (as defined below) or within the three months immediately preceding a Change in Control, the employee would be entitled to an enhanced severance payment equal to 0.5 times the amount of the base severance compensation due pursuant to the respective employment agreement.

MVB Financial Corp. 2026 Proxy Statement

A “Change in Control” means either: (i) a consolidation or merger of MVB pursuant to which the shareholders of MVB immediately before the transaction do not retain more than 50% of the total combined voting power of the surviving entity; (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of MVB; or (iii) a sale or exchange by the holders of more than 50% of MVB’s common stock.

Severance payments are listed below under the various termination scenarios:

	Termination Without Cause or For Good Reason	Termination Without Cause or For Good Reason During Change of Control Period	Controlling Plan or Agreement
Larry F. Mazza	2 times sum of base salary and pro-rata target bonus	2.5 times sum of base salary and pro-rata target bonus for year of termination	Mazza Employment Agreement
Michael R. Sumbs	1 time sum of base salary and pro-rata target bonus	1.5 times sum of base salary and pro-rata target bonus for year of termination	Sumbs Employment Agreement
Michael L. Giorgio	1 time sum of base salary and pro-rata target bonus	1.5 times sum of base salary and pro-rata target bonus for year of termination	Giorgio Employment Agreement
Craig B. Greathouse	1 time sum of base salary and pro-rata target bonus	1.5 times sum of base salary and pro-rata target bonus for year of termination	Greathouse Employment Agreement
Joseph R. Rodriguez	1 time sum of base salary and pro-rata target bonus	1.5 times sum of base salary and pro-rata target bonus for year of termination	Rodriguez Employment Agreement

Impact of Termination on Long-Term Equity Based Incentive Plans

The following table lists the effect on outstanding long-term incentive awards under various termination scenarios and Change of Control as listed in the 2013 Amended and Restated Long Term Equity Plan, the 2022 Stock Incentive Plan, related grant agreements and employment agreements:

Termination Scenario	Restricted Stock/Options	Performance Share Units
Voluntary Termination	Forfeited	Forfeited
Termination for Cause	Forfeited	Forfeited
Death	Vests	Vests at greater of target or earned measured on date of death or certification date
Disability	Vests	Vests at greater of target or earned measured on date of disability or certification date
Retirement	Vests[1]	Earned at the end of the original performance period
Termination by Company Without Cause or Executive for Good Reason Outside of Change of Control Period	Vests; Mr. Mazza: Shares vesting within the next twelve months	Vests; Mr. Mazza: Shares vesting within the next twelve months measured at the end of the original performance period
Termination by Company Without Cause of Executive for Good Reason During Change of Control Period	Vests	Vests at the greater of target or earned measured on date of Change of Control or certification date
1 Options vest immediately. Beginning 2024 awards, Restricted Stock continue to vest if participant is 62 years of age and has reached 10 years of service.
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Potential Payments Upon Termination or Change in Control

MVB has employment agreements with Messrs. Mazza, Sumbs, Giorgio, Greathouse, and Rodriguez

Mr. Mazza entered into an amended and restated executive employment agreement with MVB and SPE PR, LLC (“MVB-PR”), effective January 1, 2023, for a three-year term, which expires January 1, 2026, and thereafter, automatically renews for successive one (1) year periods following the expiration of the original term, absent notice of non-renewal. Mr. Mazza’s current salary is $850,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan. In the event Mr. Mazza is terminated for cause by MVB, he shall not be entitled to any termination or severance payments or benefits but shall receive the ratable portion of his base salary for the period up to the effective date of termination, plus any accrued benefits owing to Mr. Mazza pursuant to applicable law. In the event MVB terminates Mr. Mazza without cause or as the result of MVB’s notice of non-renewal, or Mr. Mazza terminates his employment for good reason, Mr. Mazza would also be entitled to all compensation that would have been payable through the termination date, a severance payment in the form of continuation of two years of the then current annual base salary (the “Mazza Severance Payment”) and a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked (“Mazza Pro-rated Bonus”), provided that a general release of claims is executed and Mr. Mazza complies with all post-employment covenants. Additionally, Mr. Mazza’s non-performance-based equity awards scheduled to vest within twelve months from the date of termination will be immediately vest and any Performance Share Units (“PSUs”) scheduled to vest within twelve months from the date of termination will remain outstanding and eligible to vest. Any other equity awards will be forfeited as of the date of termination. In the event Mr. Mazza is terminated due to death or disability or as the result of the submission of Mr. Mazza’s notice of non-renewal, he shall receive the ratable portion of his base salary for the period through and including the effective date of termination, plus any accrued benefits or other compensation owing to Mr. Mazza under applicable plan or law. In the event of termination due to death or disability, Mr. Mazza (or his estate) shall also receive a pro-rated bonus and all of Mr. Mazza’s equity awards immediately outstanding prior to the date of termination shall immediately vest and be exercisable. In the event Mr. Mazza’s employment with MVB is terminated pursuant to a change in control termination, Mr. Mazza would be entitled to the Mazza Severance Payment, the Mazza Pro-rated Bonus and additional compensation equal to 0.5 times the Mazza Severance Payment, payable on MVB’s regular payroll dates that correspond to the payment of the Mazza Severance Payment. Additionally, all of Mr. Mazza’s equity awards issued and immediately outstanding shall immediately vest. Mr. Mazza’s employment with MVB-PR may be terminated with or without cause by MVB at any time upon written notice and without payment of any severance or related benefits. Mr. Mazza’s employment agreement also includes provisions related to treatment of confidential information, return of Company property, a 12-month post-employment non-competition agreement, as well as non-interference and non-solicitation provisions for 12-month period following employment and during any period during which Mr. Mazza is receiving severance or change-in-control compensation. If Mr. Mazza’s employment were terminated without cause as of December 31, 2025, he would have been entitled to receive the sum of $3,162,939 which includes accrued vacation time from MVB and time-based RSUs, totaling $758,914 would immediately vest.

Mr. Sumbs has a written employment agreement with MVB, effective July 15, 2025. Mr. Sumbs’ current salary is $375,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Sumbs is eligible to participate in the MVB annual executive performance incentive plan. Mr. Sumbs’ employment may be terminated by MVB for cause or terminated without cause, and Mr. Sumbs may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Sumbs would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Sumbs” Severance Payment”), provided that a general release of claims is executed and Mr. Sumbs complies with all post-employment covenants. In the event Mr. Sumbs is either terminated without cause or terminate his employment agreement for good reason upon a Change in Control, he would be entitled to the Sumbs
MVB Financial Corp. 2026 Proxy Statement

Severance Payment and additional compensation equal to 0.5 times the Sumbs Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Sumbs Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Sumbs would also be entitled to accrued, but unpaid, salary and benefits. Mr. Sumbs’ employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state, territory or city in which MVB and or its affiliates does business and/or in which the employee performed services. If Mr. Sumbs’ employment was terminated without cause as of December 31, 2025, he would have been entitled to receive severance of $375,000 from MVB and all stock options and RSUs totaling $89,320 would immediately vest.

Mr. Giorgio has a written employment agreement with MVB, effective July 31, 2023. Mr. Giorgio’s current salary is $375,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Giorgio is eligible to participate in the MVB annual executive performance incentive plan. Mr. Giorgio’s employment may be terminated by MVB for cause or terminated without cause, and Mr. Giorgio may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Giorgio would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Giorgio Severance Payment”), provided that a general release of claims is executed and Mr. Giorgio complies with all post-employment covenants. In the event Mr. Giorgio is either terminated without cause or terminate his employment agreement for good reason upon a Change in Control, he would be entitled to the Giorgio Severance Payment and additional compensation equal to 0.5 times the Giorgio Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Giorgio Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Giorgio would also be entitled to accrued, but unpaid, salary and benefits. Mr. Giorgio’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state, territory or city in which MVB or its affiliates does business and/or in which the employee performed services. If Mr. Giorgio’s employment was terminated without cause as of December 31, 2025, he would have been entitled to receive severance of $375,000 from MVB and all stock options and RSUs totaling $420,099 would immediately vest.

Mr. Greathouse has a written employment agreement with MVB, effective March 1, 2021. Mr. Greathouse’s current salary is $375,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Greathouse is eligible to participate in the MVB annual executive performance incentive plan. Mr. Greathouse’s employment may be terminated by MVB for cause or terminated without cause, and Mr. Greathouse may also terminate his employment for any reason, all subject to certain conditions and commitments, including, if terminated by MVB without cause, Mr. Greathouse would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Greathouse Severance Payment”), provided that a general release of claims is executed and Mr. Greathouse complies with all post-employment covenants. In the event Mr. Greathouse is terminated without cause or terminates his employment agreement for good reason upon a Change in Control, he would be entitled to the Greathouse Severance Payment and additional compensation equal to 0.5 times the Greathouse Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Greathouse Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Greathouse would also be entitled to accrued, but unpaid, salary and benefits. Mr. Greathouse’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state, territory or city in which MVB or its affiliates does business and/or in which the employee performed services. If Mr. Greathouse’s employment was terminated without cause as of December 31, 2025, he would have been entitled to receive severance of $375,000 from MVB and all stock options and RSUs, totaling $474,515 would immediately vest.

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Mr. Rodriguez has an employment agreement with MVB, dated November 2, 2024. Mr. Rodriguez’s current salary is $400,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Mr. Rodriguez is eligible to participate in the MVB annual executive performance incentive plan. Mr. Rodriguez’s employment may be terminated by MVB for cause or terminated without cause, and Mr. Rodriguez may also terminate his employment for any reason, all subject to certain conditions and commitments under the proposed agreement, including, if terminated by MVB without cause, Mr. Rodriguez would be entitled to all compensation that would have been payable through the applicable termination date and a severance payment of one year of the then current annual base salary (the “Rodriguez Severance Payment”), provided that a general release of claims is executed and Mr. Rodriguez complies with all post-employment covenants. In the event Mr. Rodriguez is either terminated without cause or terminates his employment for good reason upon a Change in Control, he would be entitled to the Rodriguez Severance Payment and additional compensation equal to 0.5 times the Rodriguez Severance Payment, payable on MVB regular payroll dates that coincide with the payment of the Rodriguez Severance Pay, or in the sole discretion of MVB in a lump sum. Upon separation from the Company, Mr. Rodriguez would also be entitled to accrued, but unpaid, salary and benefits. Mr. Rodriguez’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation, and non-interference, as well as non-competition for one (1) year in any U.S. state, territory or city in which MVB or its affiliates does business and/or in which the employee performed services. Under the terms of the proposed agreement, if Mr. Rodriguez’s employment was terminated without cause as of December 31, 2025, he would have been entitled to receive severance of $400,000 from MVB and all stock options and RSUs, totaling $782,287 would immediately vest.

Transition Agreement with Mr. Robinson

On July 10, 2025, the Company entered into a Transition Agreement with Mr. Robinson, providing for the succession and transition of his duties as President and Chief Financial Officer of the Company. Pursuant to the terms of the Transition Agreement, on or about the date of his separation, Mr. Robinson will be paid all accrued obligations, including accrued salary, unused vacation, equity-related compensation or rights vested as of that date, a pro-rated bonus for 2025 $275,324, and other compensation due under any applicable pension plan. In consideration for his services in facilitating and supporting the transition, (i) the Company will continue to pay Mr. Robinson his base salary through the first anniversary of July 14, 2025, (ii) the Company will provide certain COBRA continuation coverage benefits as specified in the Transition Agreement, (iii) all time-based restricted stock units and options that are unvested and outstanding as of the date of his separation shall continue to vest in accordance with their terms through the one-year anniversary of July 14, 2025, and (iv) existing bank owned life insurance shall be converted into an annuity, a portion of the proceeds of which will be payable to Mr. Robinson at the age of retirement. Pursuant to Mr. Robinson’s agreement, the following payments were made in 2025: $25,931 for unused vacation, and $222,115 for salary continuance.

In consideration for the compensation to be paid following the date of his separation as described above, Mr. Robinson agrees to provide requested consulting or support on an as-needed reasonable basis during the ten-month period following the date of his separation. The restrictive covenants set forth in Mr. Robinson’s existing employment agreement, including post-employment confidentiality, non-competition and non-solicitation provisions, are incorporated into the Transition Agreement and apply as described in his existing employment agreement following termination of his employment with the Company.

MVB Financial Corp. 2026 Proxy Statement

Retirement Plans/Pension Benefits

MVB provided a defined benefit retirement plan for all qualifying team members; however, the defined benefit plan has been frozen, and no service after May 31, 2014, is taken into consideration for determining a benefit. All qualifying team members actively employed on May 31, 2014, are 100% vested, but no subsequent vesting is contemplated. The defined benefit retirement plan provides for benefits based on the highest five consecutive years of earnings multiplied by 2 ½ times the years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner. The benefits payable to eligible NEOs are summarized in the table below:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Larry F. Mazza	Allegheny Group Retirement Plan	9.25	$516,100	None
Donald T. Robinson	Allegheny Group Retirement Plan	3.167	$65,770	None

Nonqualified Deferred Compensation

Effective January 1, 2022, MVB adopted a nonqualified deferred compensation plan for all qualifying team members. Executive contributions and aggregate earnings (losses) for 2025 are summarized in the table below.

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings (Losses) in last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) [1]
Craig B. Greathouse	$7,019	$0	$8,399	$79,472	$26,311
1 The aggregate balances at the last fiscal year end previously were reported as compensation in the Summary Compensation Table for the listed executives except to the extent that such balances reflect earnings, none of which were preferential or ‘above market’ earnings. MVB did not make any Company contributions to the nonqualified deferred compensation plan in 2025.

CEO Pay Ratio

We are providing the following information about the relationship between the annual total compensation of our team members and the annual total compensation of Larry F. Mazza, our year-end CEO.

For fiscal 2025, MVB’s last completed fiscal year:

•The median employee used for the 2023 and 2024 CEO pay ratio separated from the Company during 2025. As a result a new median employee was chosen based on the estimated 2025 compensation reportable on Form W-2 for all employees on December 31, 2025. We calculated annual total compensation for the identified employee using the same methodology we use to calculate the total compensation of our NEOs as reported in the above 2025 Summary Compensation Table.

•The median of the annual total compensation of all team members at MVB, including its consolidated subsidiaries (other than CEO Larry F. Mazza), was $80,860

•the annual total compensation of Larry F. Mazza, MVB's CEO was $5,056,856
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Based on this information, the ratio for 2025 of the annual total compensation of MVB’s CEO to the median of the annual total compensation of all team members is approximately 62.5 to 1. With respect to the annual total compensation of the CEO, MVB used the amount reported in the “Total” column of 2025 Summary Compensation Table. In comparison to our Peer Group, MVB is just above the median.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their team member populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different team member populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table “SCT” Total for PEO1	Compensation Actually Paid to PEO 2 3	Average SCT Total for Non-PEO NEOs	Average Compensation actually paid to Non-PEO NEOs	Total Shareholder Return “TSR”4	Peer Group TSR	Company’s Net Income (000)	Earnings Per Share (Basic) 5
2025	$5,056,856	$5,591,953	$911,270	$987,822	$128.16	$167.68	$26,922	$2.11
2024	$2,170,010	$1,888,357	$595,419	$493,896	$94.69	$112.46	$20,245	$1.56
2023	$2,801,640	$2,492,955	$788,755	$753,203	$99.42	$84.71	$31,006	$2.46
2022	$1,468,144	$(643,626)	$612,817	$164,257	$94.52	$88.97	$14,387	$1.23
2021	$2,116,982	$5,244,237	$749,004	$1,349,422	$169.99	$116.64	$38,696	$3.32

1 Larry F. Mazza was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Donald T. Robinson	Donald T. Robinson	Donald T. Robinson	Donald T. Robinson	Donald T. Robinson
John T. Schirripa	Craig B. Greathouse	Craig B. Greathouse	Craig B. Greathouse	Craig B. Greathouse
Craig B. Greathouse	John C. Marion	John C. Marion	John C. Marion	Michael L. Giorgio
John C. Marion		Michael L. Giorgio	Michael L. Giorgio	Joseph R. Rodriguez
			Joseph R. Rodriguez	Michael R. Sumbs

2 The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
MVB Financial Corp. 2026 Proxy Statement

3 Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. There are no amounts shown in the Inclusion of Pension Service Cost because our defined benefit retirement plan is frozen and no service after May 31, 2014, is taken into account in determining a benefit.

Year	Summary Compensation Table Total for PEO $	Exclusion of Change in Pension Value for PEO $	Exclusion of Stock Awards and Option Awards for PEO $	Inclusion of Pension Service Cost for PEO $	Inclusion of Equity Values for PEO $	Compensation Actually Paid to PEO $
2025	5,056,856	(40,819)	(600,368)	0	1,176,284	5,591,953

Year	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Exclusion of Change in Pension Value for Non-PEO NEOs $	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs $	Average Inclusion of Pension Service Cost for Non-PEO NEOs $	Average Inclusion of Equity Values for Non-PEO NEOs $	Average Compensation Actually Paid to Non PEO NEOs $
2025	911,270	(1,327)	(246,100)	0	323,979	987,822

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO $	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO $	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO $	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO $	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO $	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO $	Total - Inclusion of Equity Values for PEO $
2025	929,914	301,067	0	(54,697)	0	0	1,176,284

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs $	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs $	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs $	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs $	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs $	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs $	Total - Average Inclusion of Equity Values for Non-PEO NEOs $
2025	285,758	45,194	0	(6,973)	0	0	323,979

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4 The Peer Group TSR set forth in this table utilizes the KBW Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW Bank Index, respectively.

5 We determined Earnings per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between the Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our Non-PEO NEOs, the cumulative TSR over the five most recently completed fiscal years. The chart also compares the Company’s cumulative TSR to that of the KBW Bank Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
6
5
4
3
2
1
0
-1
TSR (12/31/2020 Indexed to $100)
$240
$200
$160
$120
$80
$40
$0
5.2
1.3
-0.6
0.2
2.5
0.8
1.9
0.5
5.6
1.0
100.00
185.35
102.36
107.74
102.54
128.16
100.00
135.04
103.00
98.07
130.19
167.68
2020
2021
2022
2023
2024
2025
Fiscal Year
Larry F. Mazza Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
MVB Financial Corp. TSR
KBW Bank Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
MVB Financial Corp. 2026 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Earnings per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings per Share during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Earnings Per Share
Compensation Actually Paid ($ Millions)
6
5
4
3
2
1
0
-1
Earnings Per Share ($)
4.50
3.75
3.00
2.25
1.50
0.75
0.00
5.2
1.3
3.32
-0.6
0.2
1.23
2.5
0.8
2.46
1.9
0.5
1.56
5.6
1.0
2.11
2021
2022
2023
2024
2025
Fiscal Year
Larry F. Mazza Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Earnings Per Share

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Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers having been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Financial Performance Measures
Earnings Per Share
Total Deposit Growth
Total Non-Interest Income
Charge Offs/ Total Loans
Net Loan Growth
Relative TSR
Return on Assets
Tangible Book Value Growth

Committed to the Success of Our Communities

MVB’s purpose-driven culture is part of our corporate DNA, defining the environment in which our team members thrive. Our “Purpose” is to be “Trusted Partners on the Financial Frontier, Committed to Your Success.” Every day we live our values – Trust; Respect, Love, Caring; Commitment; being Adaptive; Teamwork.

Social impact ties into our value of Respect, Love and Caring. In 2025, MVB focused on larger projects with meaningful impact, as well as providing community service, technical assistance and leadership to numerous community organizations. Overall, Team MVB performed 908 hours of community service in 2025 for a total of 49 organizations.

Federal Home Loan Bank of Pittsburgh Affordable Housing Program
MVB continues to partner with the Federal Home Loan Bank of Pittsburgh (FHLBank) on its Affordable Housing Program (AHP) in West Virginia, which is making a true difference in our service area. For the 2025 funding cycle, MVB sponsored three successful AHP projects: Belington Rural Development Project, Bert’s Place and New Vision Village in Phillippi – for a total of $4.5 million.

MVB also sponsored three Voluntary Housing Grant Initiative awardees – Clarksburg Harrison Regional Housing Authority, Mon Valley Habitat for Humanity owner occupied rehabilitation in Fairmont and Canyon Lake Apartments by Nathan Wolfe Rentals – for a total of $3.2 million.

MVB has increased our overall relationship and visibility with AHP Programs with increased application participation, attendance at various seminars and workshops and working with FHLBank personnel on their Member/ Sponsor match offerings.

Recess Reboot Provides Exercise Equipment for Elementary School
Thanks to a partnership between the American Heart Association and MVB, Skyview Elementary School in Morgantown, West Virginia, received new physical education as part of its Kids Heart Challenge™ program. MVB Bank was the “Recess Reboot” sponsor of the equipment.

MVB Financial Corp. 2026 Proxy Statement

In October 2025, Kandyce Tubbs, Community Reinvestment Act and Fair Lending Officer, MVB Bank; Teresa DeVono, Regional Vice president – Development and School Engagement, American Heart Association – Pennsylvania/West Virginia; Crystal Cook, School Engagement Director, American Heart Association – West Virginia; Jennifer Cox, Principal, Skyview Elementary School; and Courtney Wheeler, Assistant Principal, Skyview Elementary School, led a school-wide pep rally to demonstrate the new equipment to kids with laughter and cheers.

For nearly 50 years, the American Heart Association has been working with educators in elementary, middle and high schools across the nation to help educate students about healthy living. The Kids Heart Challenge and American Heart Challenge are service-learning-based fundraising programs that give students the opportunity to feel good, while doing good. It’s a way for students to better their life — all while changing someone else’s. Students, families and staff also learn valuable life skills, including how to make smart food choices, the importance of avoiding vaping/tobacco and the lifesaving skill of Hands-Only CPR.

GameChanger Helps Prevent Substance Abuse and Misuse
MVB is a founding corporate sponsor of the GameChanger program, which is a student-powered substance misuse prevention movement focused on creating school environments that curb drug use. The organization achieves this by implementing, monitoring, and sustaining GameChanger Student Peer Leadership Programs, while empowering youth to make healthy choices as they prepare to become the leaders of tomorrow. MVB Director and Vice-Chair John Ebert serves as a board member of this charity.

MVB was the title sponsor for the 5th Annual GameChanger Prevention Education Dinner & Golf Classic in May 2025 at the Greenbrier Resort in White Sulphur Springs, West Virginia. The 2025 event experienced a record number of supporters attending the gala dinner featuring Heisman Trophy winner and author Tim Tebow as the keynote speaker.

GameChanger founder and executive director Joe Boczek emphasized that this initiative demonstrates GameChanger and MVB Bank’s ongoing commitment to educating West Virginia students about the dangers of opioids, substance misuse and deadly fentanyl. In January 2025, GameChanger provided all West Virginia elementary schools with a free link to “You Have What It Takes,” along with a teacher lesson plan and parent toolkit.

Other Efforts
In addition to these efforts, in 2025 Team MVB supported a Company-wide fundraising campaign for the United Way, which benefits many community organizations in our footprint and beyond. Many team members provide leadership for nonprofits in the communities where they live by serving on nonprofit boards and lending their expertise to projects.

MVB’s sponsorship program is visible in the communities we serve through support of youth sports, health and wellness, partnership in education with schools, festivals and local events like the Cecil Jarvis Greater Clarksburg 10K Race held each June for the past 27 years.

As the Company grows and evolves, our social impact will continue to reflect MVB’s commitment to our teammates, clients, communities and shareholders as a trusted partner.
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Proposals

This section sets out each item of business for the Annual Meeting and the Board’s voting recommendations.

Proposal No. 1 - Election of Directors

The Board has nominated directors Messrs. Cordella, Famularo and Mazza, and Ms. Spielman to be elected to a term until their successors are duly elected and qualified at the annual meeting of shareholders.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s four nominees.

Directors are elected by a plurality of the votes cast. The nominees receiving the highest number of “for” votes will be elected as directors of the Company. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder properly notifies MVB of his or her intent to cumulate his or her votes for directors at least 48 hours before the meeting. If a shareholder properly notifies MVB of such intent to cumulate his or her votes, then each MVB shareholder will have the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The term of any incumbent director who is not reelected, and has not earlier resigned, will end on the date that is the earlier of (a) 90 days after the date on which the voting results for the Annual Meeting are determined by the inspector of election, or (b) the date on which the Board selects a person to fill the office held by that director in accordance with MVB’s Bylaws.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

There are no family relationships among MVB’s executive officers and directors.

For more information on the director nominees, please see the biographies of the director nominees beginning on page 21.

The Board unanimously recommends that you vote “FOR ALL” the nominees to be elected to the Board for the terms indicated.

MVB Financial Corp. 2026 Proxy Statement

Proposal No. 2 - Non-Binding Advisory Vote on Executive Compensation

MVB is providing shareholders with a non-binding advisory vote on compensation programs for our NEOs reported and disclosed in the section of this proxy statement entitled “Executive Compensation” (sometimes referred to as “Say on Pay”). This vote is required under Section 14A of the Exchange Act (15 U.S.C. 78n-1), and such vote is currently held every year. Accordingly, you may vote on the following resolution at the 2026 Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is advisory in nature and therefore, is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The management of MVB and Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in the CD&A, the accompanying compensation tables and the related narrative disclosure.

The proxy will be voted “FOR” the approval of executive compensation, unless otherwise directed.

Proposal No. 3 - Approval of Amendment to the MVB Financial Corp. 2022 Stock Incentive Plan to Increase the Number of Shares Authorized Under the Plan.

At the 2026 Annual Meeting, shareholders will be asked to approve an amendment (the “First Amendment”) to the MVB Financial Corp. 2022 Stock Incentive Plan, (the “2022 Plan” and together with the First Amendment, the “Amended 2022 Plan”). On March 31, 2026, the Board adopted the First Amendment, subject to shareholder approval. If approved, the First Amendment would authorize an additional 600,000 shares of common stock of the Company for issuance under the 2022 Plan. Additionally, the First Amendment would increase the maximum number of shares that related to Incentive Stock Options to be issued under the Plan to match the number of shares of common stock available for issuance under the 2022 Plan. The First Amendment would not make any other changes to the 2022 Plan. If the First Amendment is not approved by the Company’s shareholders, the 2022 Plan will continue to operate in accordance with its current terms.

The 2022 Plan was adopted to enhance shareholder value by helping MVB attract and retain well-qualified directors and executive, managerial and other key employees, motivate participating directors and employees by means of appropriate incentives, to achieve long-range goals and to connect the participant’s interest with those of MVB’s other shareholders through compensation based on MVB’ common stock, thereby promoting the long-term financial interests of MVB, including the growth in value of the Company's equity and enhancement of long-term shareholder return. For additional information about the Plan, please refer to Compensation Discussion and Analysis - Long-Term Incentive Compensation on page 37 of this Proxy Statement.

The shareholders of the Company originally approved the 2022 Plan on April 7, 2022. At that time, the 2022 Plan authorized an aggregate of 975,000 shares of common stock which included 412,612 shares reserved for issuance under the MVB Financial Corp. 2013 Stock Incentive Plan (the “2013 Plan”), as amended, that remained available for grant as of the date the Board approved the 2013 Plan. Of the 975,000 shares currently available under the 2022 Plan, 121,950 shares remain available for awards, and
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853,050 shares that have been awarded are either currently outstanding or have been exercised. As of March 25, 2026 approximately 101 employees held outstanding equity awards. If the First Amendment is approved by the shareholders, 1,575,000 shares of common stock, instead of 975,000 shares, will then be authorized for issuance under the Amended 2022 Plan.

The following is a summary of certain principal features of the Amended 2022 Plan. This summary is qualified in its entirety by reference to the complete text of the 2022 Plan, a copy of which is incorporated by reference as Exhibit 10.3 to our Annual Report on Form 10-K, filed on March 12, 2026, and the First Amendment, attached hereto as Appendix A to this proxy statement.

Description of the Plan
The Amended 2022 Plan will provide for 1,575,000 shares authorized for grant. Equity compensation is an important component of our incentive programs, and the Amended 2022 Plan will enable MVB to continue its pay-for-performance approach to compensation. Our Board believes the share reserve is necessary to assure that a sufficient reserve of common stock is available for issuance to make competitive grants to employees. We rely significantly on equity incentives in order to attract, incentivize, and retain employees and directors, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for talent. If the Amended 2022 Plan is approved by our shareholders, the effective date of the Amended 2022 Plan will be May 19, 2026, the date of our Annual Meeting.

As of the Record Date, the 2022 Plan currently has 853,050 shares reserved for issuance, of which 160,842 relate to outstanding options and 692,208 relate to outstanding restricted stock units. An additional 121,950 shares remain available for future issuance under the Plan. For shares available for future issuance, performance-based restricted stock units are calculated at maximum appreciated value. The number of shares of common stock that remain available for issuance under the 2022 Plan may not be sufficient to satisfy our equity compensation needs for 2026 and beyond. Equity compensation aligns the compensation of our non-employee directors and employees with the investment interests of our shareholders and promotes a focus on long-term value creation.

Key Highlights
The Amended 2022 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, including:
a.Independent Oversight. The Amended 2022 Plan will be administered by the Compensation Committee, which is comprised of independent members of our Board.
b.Annual Limit on Awards to Directors. The Amended 2022 Plan limits the amount of cash compensation and the value of awards (calculated based on the grant date fair value of such awards) that may be granted as awards to any non-employee director in any one calendar year to $500,000.
c.No Evergreen Feature. The number of authorized shares under the Amended 2022 Plan is fixed at 1,575,000 shares. The Amended 2022 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.
d.Conservative Share Reuse Provision. Shares subject to an award under the Amended 2022 Plan will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, in payment of the exercise price of a stock option or, if such shares are subject to a stock appreciation right such shares that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.
e.No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than fair market value of our common stock on the date of grant.
f.No Re-Pricing of Stock Options or Stock Appreciation Rights. Re-pricing stock options and stock appreciation rights is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
g.Dividends and Dividend Equivalents Subject to Vesting. Dividends and dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award.
MVB Financial Corp. 2026 Proxy Statement

h.Double-Trigger on Change in Control. The Amended 2022 Plan includes a double-trigger provision for the vesting of awards upon a change in control in the event a participant’s employment is terminated by the Company without cause within the 24-month period following a change in control of the Company; however, if awards are not assumed by the acquirer or successor in connection with such change of control, outstanding time-based awards under Amended 2022 Plan will be fully vested and outstanding performance-based awards will be paid at pro-rata target.
i.Clawback Policy. All awards under the Amended 2022 Plan will be subject to any applicable law respecting recapture of compensation or the Company’s adopted clawback policy, as may be in effect from time to time.

Shares Available for Awards
Under the Amended 2022 Plan, the total number of shares of our common stock reserved under the 2022 Plan will be equal to 1,575,000 shares. The maximum number of shares that may be delivered under the 2022 Plan as a result of the exercise of incentive stock options (“ISOs”) is 1,575,000 shares, subject to certain adjustments.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares to which those awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to awards under the Amended 2022 Plan. Shares subject to an award under the Amended 2022 Plan may not again be made available for issuance under the Amended 2022 Plan if such shares are: (i) tendered by a participant or withheld by the Company in payment of the exercise price of an option; (ii) tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award; or (iii) subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

The aggregate value of all compensation granted or paid, to any member of the Board who is not an employee with respect to any period commencing on the date of the Company’s annual meeting of shareholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of shareholders for the next subsequent year, including awards granted and cash fees paid by the Company to such director, will not exceed $500,000 in total value calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.

The Compensation Committee shall adjust the terms of any outstanding awards (including the number of shares covered by outstanding awards and the exercise price or price per share covered by outstanding awards) and the number of shares issuable under the Amended 2022 Plan for any increase or decrease in the number of shares of common stock outstanding resulting from a stock split, reverse stock split, stock dividend, recapitalization, merger, combination or reclassification of the common stock or similar transaction, or other events affecting the Company’s capitalization.

Eligibility
The persons eligible to receive awards under the Amended 2022 Plan are the employees and directors who provide services to the Company or any subsidiary. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible to receive any incentive stock options that are intended to comply with the requirements of Section 422 of the Code. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2022 Plan. As with most companies in our industry, the number of employees engaged by the Company (including its subsidiaries and affiliates) varies over time.
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The basis for participation in the Amended 2022 Plan is the decision of the Compensation Committee, in its discretion, that an award to an eligible participant will support the Amended 2022 Plan’s previously stated purposes of enhancing shareholder value by attracting and retaining well qualified directors and executives, managerial and other team members, motivating participating directors and team members by means of appropriate incentives, to achieve long-range goals; and connecting a participant's interests with those of the Company’s other shareholders through compensation based on MVB’s common stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Administration
The Amended 2022 Plan is to be administered by the Compensation Committee of our Board. Subject to the terms of the Amended 2022 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, grant awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Amended 2022 Plan, construe and interpret the Amended 2022 Plan and award agreements, correct defects, supply information inadvertently omitted or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Amended 2022 Plan. Decisions of the Compensation Committee are final, conclusive and binding on all persons or entities, including the Company, any subsidiary or any participant or beneficiary, or any transferee under the Amended 2022 Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights
The Compensation Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a share of common stock underlying the award on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee but may not be less than 100% of the fair market value of a share of common stock on the date the option or stock appreciation right is granted. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a share of common stock on the date the ISO is granted and no ISO granted to a 10% owner may have a term exceeding five years.

Restricted Stock and Restricted Stock Units
The Compensation Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of common stock which is subject to risk of forfeiture and such other restrictions as the Compensation Committee may impose, including time or performance goals or both. A participant granted restricted stock generally has all of the rights of a shareholder of the Company (including voting and dividend rights). An award of restricted stock units confers upon a participant the right to receive shares or cash equal to the fair market value of the specified number of shares covered by the restricted stock units at the end of a specified period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted.

Compensation Committee may grant an award of common stock under the Amended 2022 Plan to selected employees or members of the Board for such reasons and in such amounts as the Compensation Committee, in its sole discretion, may determine. The consideration to be paid by an employee for any such merit award, if any, shall be fixed by the Compensation Committee from time to time.
MVB Financial Corp. 2026 Proxy Statement

Performance Criteria
The Compensation Committee may grant awards under the Amended 2022 Plan subject to the attainment of certain specified performance goals. The performance criteria which shall be applicable to the organizational level specified by the Compensation Committee that will be used to establish performance goals include but shall not be limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of common stock, sales or market shares and number of customers, net charge offs, nonperforming assets, deposit growth, assets, noninterest bearing deposits, book value, net interest margin and efficiency ratio, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee may appropriately adjust any evaluation performance under a performance criterion to exclude any of the following events that occurs during a performance cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non- recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to shareholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

Nontransferability
Unless otherwise determined by the Compensation Committee, in certain circumstances, no award (including, without limitation, options) granted pursuant to, and no right to payment under, the Amended 2022 Plan shall be assignable or transferable by an award holder except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during the holder’s lifetime only by the award holder or by the holder’s legal representative.

Amendment and Termination
Our Board may amend or terminate the Amended 2022 Plan provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of common stock that may be issued under the Amended 2022 Plan or (ii) the amendment changes the class of individuals eligible to become participants, provided, however that any modification that may result from adjustments authorized by the Amended 2022 Plan shall not require such approval. No suspension, termination, modification or amendment of the Amended 2022 Plan may terminate a participant's existing award or materially and adversely affect a participant's rights under such award without the participant's consent.

The Compensation Committee may amend, modify or terminate any outstanding award, including by substituting another award of the same or a different type, changing the exercise or settlement date, and converting an ISO into a non-qualified stock option. The participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the award. In addition, the Compensation Committee shall not, without the approval of the shareholders of the Company, have the authority to (a) amend any outstanding option or stock appreciation right to reduce its exercise price per share, or (b) cancel any option or stock appreciation right in exchange for cash or another award.

The Amended 2022 Plan shall remain in effect until termination by the Board; provided, however, that no ISO may be granted under the Amended 2022 Plan after April 4, 2032. Notwithstanding any termination of the Amended 2022 Plan, the terms of the Amended 2022 Plan will continue to govern until all then outstanding awards granted thereunder have been satisfied or terminated pursuant to the terms of the Amended 2022 Plan, and all restricted periods and performance periods have lapsed.

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Federal Income Tax Consequences of Awards
The following description of the tax consequences of awards under the Amended 2022 Plan is based on Federal income tax laws currently in effect and does not purport to be a complete description of the Federal income tax consequences, nor does it address foreign, state, or local tax consequences. Tax laws governing awards are complex and subject to frequent changes, and award recipients are strongly encouraged to consult with a tax advisor regarding the taxation of awards granted under the Amended 2022 Plan. The Amended 2022 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

•Non-qualified Stock Options
An optionee generally is not taxed upon the grant of a non-qualified stock option granted under the Amended 2022 Plan. On exercise of a non-qualified stock option granted under the Amended 2022 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise of the option over the exercise price. If the optionee is an employee of the Company or a subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee.

•Incentive Stock Options
Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the ISO was granted and at least one year from the date the ISO was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired by the exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company generally is allowed a deduction in an amount equal to the ordinary income includable in income by the optionee.

MVB Financial Corp. 2026 Proxy Statement

Stock Appreciation Rights
Generally, the recipient of a stock appreciation right will not recognize any taxable income at the time the stock appreciation right is granted. If the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares. In general, there will be no Federal income tax deduction allowed to the Company upon the grant or termination of stock appreciation rights. Upon the exercise of a stock appreciation right, however, the Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise.

Merit Awards
Generally, the recipient of a merit award will recognize ordinary compensation income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested and subject to forfeiture when they are received, the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the shares, to recognize ordinary compensation income, as of the date the recipient receives the shares, equal to the excess, if any, of the fair market value of the shares on the date of grant over any amount paid by the recipient in exchange for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares will be the amount paid for the shares plus any ordinary income recognized either when the shares are received (if an election is timely filed to recognize income) or when the shares become vested. Upon the disposition of any shares received as a merit award, the difference between the sales price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient.

Dividend Equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary income at the time the dividend equivalent award is received equal to the fair market value of the amount received. The Company generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award.

Section 409A of the Code
The Amended 2022 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the Amended 2022 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable), and an additional 20% federal tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.

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Share Usage
Set forth below is information regarding shares currently outstanding under the 2022 Plan and prior plans. The 2022 Plan is the sole equity compensation plan under which future awards can be made.

Selected data as of March 25, 2026:

Stock Options outstanding	534,008
Restricted Stock Units outstanding (unvested)	201,357
Performance-based restricted stock units outstanding (unvested)*	161,350
Shares remaining for grant under the 2022 Plan**	121,950
*Unvested Performance-based restricted stock units shown at target.
** Shares remaining for grant reflect performance-based restricted stock units shown at maximum possible appreciation value.

With the proposed 600,000 share increase under the First Amendment, 721,950 will be available for issuance under the Amended 2022 Plan. When including the total number of shares subject to unvested equity awards outstanding (896,715), the total dilution and potential dilution would represent approximately 11.2% of our fully diluted shares outstanding following the share increase, such percentage referred to as the “overhang percentage.”

Our three-year average “burn rate” was 2.3% for fiscal years 2023 through 2025. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percentage of our weighted average shares outstanding.

Based on the closing price on Nasdaq for our shares of common stock on March 25, 2026 of $25.12 per share, the aggregate market value as of that date of the 600,000 additional shares of common stock requested for issuance under the First Amendment is $15.1 million.

If the First Amendment is approved, the Company’s total potential dilution from the shares available for issuance under the 2022 Plan would increase from 0.94% as of March 25, 2026 to 5.3%. The Compensation Committee has considered this potential dilution level and believes that the resulting dilution levels would be within normal competitive ranges.

We are mindful of the ratio of our stock-based compensation to our performance over time. In addition, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. Subject to assumptions, the Committee currently anticipates that the proposed 600,000 additional shares of common stock under the First Amendment are expected to satisfy the Company’s equity compensation needs for approximately two years.

New Plan Benefits
Although we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants under the Amended 2022 Plan during the remainder of the 2026 fiscal year or in future periods due to the discretionary nature of the Amended 2022 Plan, we have not yet awarded our annual equity grants for fiscal year 2026. If the First Amendment is approved, additional grants of awards under the Amended 2022 Plan will be in the discretion of the Compensation Committee.

Existing Plan Benefits
The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 50 and each group listed below (i) the number of shares of common stock issuable pursuant to performance units granted under the 2022 Plan, (ii) the number of shares of common stock issuable pursuant to stock options granted under the 2022 Plan, and (iii) the number of shares of common stock issuable pursuant to RSUs awarded under the 2022 Plan, in each case, since the 2022 Plan’s inception on May 17, 2022 through March 25, 2026 (without regard to whether any grants were subsequently forfeited, terminated or canceled). It does not include any grants made during this same period under any other compensation plans.
MVB Financial Corp. 2026 Proxy Statement

	Estimated possible payouts under equity incentive plan awards[1]			All other stock awards: number of shares of stock or units (#)[2]	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/share)
Name	Threshold (#)	Target (#)	Maximum (#)
Larry F. Mazza President & Chief Executive Officer and Director
	0	48,766	97,532	60,646	0	0
Michael R. Sumbs Executive Vice President, Chief Financial Officer	0	0	0	1,458	2,000	$26.00
Michael L. Giorgio Executive Vice President, Chief Information Officer
		7,544	15,088	7,687	6,804	24.22
Craig B. Greathouse Executive Vice President, Chief Administrative Officer	0	11,582	23,164	14,020	0	0
Joseph R. Rodriguez Executive Vice President, Chief Risk and Legal Officer
	0	4,848	9,696	20,188	5,250	$19.01
All current executive officers as a group	0	72,740	145,480	103,999	14,054	0
All current non-employee directors as a group	0	0	0	116,811	0	0
All employees, excluding current executive officers, as a group	0	157,372	255,390	219,701	187,590	19.20
1 These columns present information about performance-based shares awarded from 2022 to 2026 pursuant to the 2022 Plan. The payout of these performance-based shares will generally be determined based on the achievement of specific metrics calculated over a three-year performance period.

2 This column presents information about RSUs awards from 2022 to 2026 pursuant to the 2022 Plan.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the First Amendment with the SEC pursuant to the Securities Act of 1933 as soon as practicable after approval of the First Amendment by our shareholders.

Equity Compensation Plan Information
See page 47 of this Proxy Statement for the Company’s equity compensation plan information as of December 31, 2025.

The following table sets forth the total number of shares available for issuance under the Company’s equity compensation plans as of December 31, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	579,723	$17.06	125,899
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total equity compensation plans	579,723	$17.06	125,899

The Board unanimously recommends that shareholders vote “FOR” approval of this proposal.
www.mvbbanking.com

Proposal No. 4 - Ratification of Independent Registered Accounting Firm

The firm of Forvis Mazars, LLP (“FORVIS”) examined and audited the financial statements and internal controls over financial reporting of MVB for 2025 and 2024.

The following fees were billed by FORVIS as indicated:

	2025	2024
Audit fees [1]	$1,092,247	$1,021,602
Audit-related fees [2]	64,995	60,160
Tax fees [3]	—	3,675
Total fees	$1,157,242	$1,085,437

1 “Audit Fees” are fees billed by FORVIS for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

2 “Audit-Related Fees” are fees billed by FORVIS for assurance and related professional services that are reasonably related to the performance of the audit or review of Company financial statements and are not reported under “Audit Fees.”

3 “Tax Fees” are fees billed by FORVIS for professional services rendered in connection with tax compliance, tax advice and tax planning.

The Audit Committee has considered whether FORVIS has maintained its independence during the fiscal year ended 2025. The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions under the federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2025 or 2024.

The Audit Committee proposes that FORVIS will examine and audit the financial statements and internal controls over financial reporting of MVB for 2026. The proxies will vote your proxy “FOR” ratification of the selection of FORVIS to serve as the Company’s independent registered accounting firm for fiscal year 2026, unless otherwise directed. Representatives of FORVIS are expected to attend the Annual Meeting via webcast, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of FORVIS to serve as the Company’s independent registered accounting firm for the fiscal year ending 2026.

MVB Financial Corp. 2026 Proxy Statement

Other Information

This section includes the Audit Committee Report, information about stock ownership, and other general information.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with MVB’s management and FORVIS. The Audit Committee has also discussed with FORVIS the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from FORVIS required by applicable requirements of the PCAOB regarding FORVIS’s communications with the Audit Committee concerning independence, and has discussed with FORVIS its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee,
Cheryl D. Spielman (Chair), Victor R. Maculaitis, and Jan L. Owen

Security Ownership of Certain Beneficial Owners, Management, and Directors

The table below sets forth information with respect to those persons (other than the officers/directors listed below) known to the Company to have owned beneficially 5% or more of the outstanding shares of common stock as of December 31, 2025. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Exchange Act.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Class[1]
Wellington Management Company LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,775,849	13.97%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	818,711	6.44%
1 Based on 12,715,598 shares of Common Stock outstanding as of December 31, 2025.

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As of the Record Date, ownership by directors, nominees and NEOs of MVB was:

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned [1,2]	Percent of Class [3]
W. Marston Becker	64,202	0.50%
Richard J. Cordella, Jr.	500	—%
John W. Ebert	119,653	0.93%
Adam F. Famularo	—	—%
Victor R. Maculaitis	250	—%
Larry F. Mazza [4]	881,904	6.79%
Dr. Kelly R. Nelson	94,785	0.74%
Jan L. Owen	9,830	0.08%
Cheryl D. Spielman	29,673	0.23%
Michael L. Giorgio	12,829	0.10%
Craig B. Greathouse	59,933	0.47%
Joseph R. Rodriguez	10,396	0.08%
Michael R. Sumbs	2,000	0.02%
All directors, nominees and executive officers as a group	1,285,955	9.87%

1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes shares held by adults and immediate family living in the same household and any related entity in which a 5% or greater ownership percentage is maintained.

2 Includes 4,535, 33,730, 150,000, and 1,750 shares which may be acquired by Messrs. Giorgio, Greathouse, Mazza, and Rodriguez, respectively within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

3 Based on 12,844,813 common shares outstanding as of the Record Date.

4 Includes 339,566 common shares that were, as of the Record Date, pledged as security for loan proceeds advanced by a third party lender to facilitate Mr. Mazza’s purchase of Company stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors, and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the fiscal year ended 2025, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

MVB Financial Corp. 2026 Proxy Statement

General Information

2026 Annual Meeting of Shareholders

via Live Webcast            May 19, 2026
10:00 a.m. EDT

The Record Date for the Annual Meeting is March 25, 2026. Only shareholders of record as of the close of business on this date are entitled to vote at the Annual Meeting.

You are invited to vote on the proposals described in this Proxy Statement because you were an MVB shareholder on the Record Date of March 25, 2026.

MVB is furnishing this Proxy Statement in connection with the solicitation by its Board of proxies to vote at the Annual Meeting, including any postponements or adjournments, and as such, will bear the cost of preparing this Proxy Statement and the affiliated proxy materials and other instruments. MVB’s directors, officers, and employees may make solicitation, personally or by telephone, email or fax. The Notice and the proxy materials will be distributed to MVB shareholders through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses. We have also engaged the firm of Laurel Hill Advisory Group, LLC to assist us with soliciting proxies. The estimated cost of such service is $7,500, including reasonable out-of-pocket expenses and fees. Laurel Hill Advisory Group, LLC may be contacted at 888-742-1305.

Attending the Annual Meeting

We are pleased to welcome shareholders to our live webcast for the 2026 Annual Meeting. Only shareholders as of the Record Date who have a valid control number will be permitted to vote at the meeting.

Your proxy materials will include a unique control number to be used at www.investorvote.com/MVBF to vote your shares and register to attend the meeting. If you have any questions about www.investorvote.com/MVBF or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

Even if you receive a valid confirmation of registration and plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described beginning on page 5 to ensure that your vote will be represented at the Annual Meeting.

Proxy Materials

These materials were first sent or made available to shareholders on April 6, 2026, and include:

•The Notice of 2026 Annual Meeting of Shareholders
•This Proxy Statement for the Annual Meeting

If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Proxy Materials are Available on the Internet

MVB uses the internet as the primary means of furnishing proxy materials to shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

www.mvbbanking.com

Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce MVB’s printing and mailing costs.

MVB’s proxy materials are also available at ir.mvbbanking.com.

Annual Report

MVB’s Annual Report to Shareholders for fiscal year 2025 is being made available electronically at www.investorview.com/MVBF to shareholders as of the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp., 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of MVB's 2025 Annual Report on Form 10-K will be provided without charge. You may also find a copy of MVB’s Form 10-K on the SEC’s website: www.sec.gov and MVB’s 2026 Annual Meeting website: www.investorview.com/MVBF.

MVB’s Fiscal Year

MVB’s fiscal year is the 52-week period that ends on the last day of December. MVB’s 2025 fiscal year ended on December 31, 2025. Information presented in this Proxy Statement is, unless otherwise indicated, based on MVB’s fiscal calendar which corresponds with the fiscal year for the Company.

Quorum for the Annual Meeting

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy constitutes a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•You are entitled to vote and you are present in person, via webcast, at the Annual Meeting; or

•You are entitled to vote and you have properly voted by proxy online, by phone, or by submitting a proxy card or voting instruction form by mail.

Broker non-votes, abstentions and votes withheld are counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a broker, bank or other shareholder of record, in nominee name or otherwise, exercising fiduciary powers, submits a proxy for the Annual Meeting but does not vote on a particular proposal because that broker or holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Voting

Each share of MVB’s common stock has one vote on each matter. Cumulative voting in the election of directors is permitted by West Virginia statutory provisions. Only “shareholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 12,844,813 shares of MVB’s common stock outstanding, held by 764 active shareholders of record. In addition to shareholders of record of MVB’s common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

MVB Financial Corp. 2026 Proxy Statement

Shareholders of Record
If your shares are registered directly in your name with MVB’s transfer agent, Computershare, you are the shareholder of record with respect to those shares.

Beneficial Owners of Shares Held in Street Name
If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name.

Voting Procedures

There are four ways to vote:

•Online. You may vote by proxy by visiting www.investorvote.com/MVBF and entering the control number found in your Notice of Internet Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares as well as the operation and administration of the phone voting facilities which we do not control.

•Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided pursuant to the instructions provided.

•During the Meeting. Shares held in your name as the shareholder of record on the record date may be voted during the virtual meeting by following the instructions posted at www.investorvote.com/MVBF. Shares for which you are the beneficial owner but not the shareholder of record may be voted during the virtual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual Annual Meeting via webcast, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend. The vote you cast virtually will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Even if you receive a valid confirmation of registration and plan on attending the virtual Annual Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.

•Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.

•Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

www.mvbbanking.com

•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted.
Uninstructed Shares

Shareholders of Record
If you are a shareholder of record and you:

•Indicate when voting online or by phone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Lisa McCormick, Marcie Lipscomb and/or Bruce Vest, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then such broker may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.

Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•The ratification of the appointment of Forvis Mazars, LLP as MVB’s independent registered public accounting firm for 2026 (Proposal No. 4).
A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 4.

The following proposals are considered non-routine matters:

•Election of directors (Proposal No. 1);

•Non-Binding advisory vote to approve executive compensation (Proposal No. 2); and

•Amend the 2022 MVB Financial Corp. Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan. (Proposal No. 3).

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1, Proposal No. 2, and Proposal No. 3.

Vote Required to Approve a Proposal

For Proposal No. 1, a plurality of the votes cast is required for the election of directors. Therefore, votes withheld and broker non-votes will not affect the outcome of the election of directors. With respect to Proposal No. 1 (election of directors), shareholders cast one vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, electronically in person or by proxy, in the
MVB Financial Corp. 2026 Proxy Statement

election of directors. Cumulative voting gives each shareholder the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

Approval of Proposals No. 2, No. 3, and No. 4 requires, in each case, that the number of votes cast favoring the proposal exceed the votes cast opposing the proposal.

In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. MVB will not disclose the proxy instructions or ballots of individual shareholders, except:

•To allow for the tabulation and certification of votes;
•To facilitate a successful proxy solicitation;
•To assert claims for MVB;
•To defend claims against MVB; and
•As necessary to meet applicable legal requirements.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to MVB’s management and the Board to review your comments.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. MVB will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board is unaware of any other matters to be considered at the Annual Meeting but, if any other matters properly come before the Annual Meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation, in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations.

www.mvbbanking.com

Matters for Consideration at the 2027 Annual Meeting of Shareholders for Inclusion in the Proxy Materials

For a shareholder proposal to be considered by us for inclusion in our Proxy Statement and form of proxy relating to the 2027 Annual Meeting of Shareholders, the proposal must be received at the Company’s principal executive offices by December 8, 2026, as prescribed by rules under the Exchange Act and the notice provisions in the Company’s Bylaws.

Matters for Consideration at the 2027 Annual Meeting of Shareholders, but not Included in the Proxy Materials

With respect to shareholder proposals not wishing to be included in our Proxy Statement and form of proxy, but rather to be brought as business at the Annual Meeting of Shareholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the Annual Meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For a shareholder proposal to be properly brought before the 2027 Annual Meeting of Shareholders, the proposal must be received at the Company’s principal executive offices between January 19, 2027 and before February 18, 2027, as prescribed by rules under the Exchange Act and the notice provisions in the Company’s Bylaws. Additionally, for business to be properly brought before an annual meeting by a shareholder, it must comply with the requirements outline in the Company’s bylaws.

Universal Proxy Card Requirements

In addition to complying with the procedures described above, shareholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the shareholders at the Company’s 2027 Annual Meeting of Shareholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”).

Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than March 22, 2027, setting forth all of the information and disclosures required by Rule 14a-19. If the 2027 Annual Meeting of Shareholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2026 Annual Meeting of Shareholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting of Shareholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2027 Annual Meeting of Shareholders is first made.

MVB Financial Corp.
301 Virginia Avenue
Fairmont, WV 26554
Phone: (304) 363-4800

Dated: April 7, 2026

MVB Financial Corp. 2026 Proxy Statement

APPENDIX A
FIRST AMENDMENT
OF THE
MVB FINANCIAL CORP.
2022 STOCK INCENTIVE PLAN

WHEREAS, MVB FINANCIAL CORP., a financial holding company organized as a West Virginia corporation (“Company”), established and sponsors the MVB Financial Corp. 2022 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Board of Directors of the Company (the “Board”) has the right to amend the Plan at any time;

WHEREAS, the Board desires to amend (i) Section 5.1 of the Plan to increase the number of shares of stock available for issuance under the Plan by 600,000 shares so that there will be 1,575,000 shares of common stock available for issuance under the Plan, and (ii) Section 6.1 to increase the maximum number of Incentive Stock Options for issuance under the Plan to match the number of shares of common stock available for issuance under the Plan;

NOW, THEREFORE, pursuant to the power reserved by Section 17.1 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s shareholders at the annual meeting of shareholders on May 19, 2026 (the “2026 Annual Meeting”) (defined terms used herein, but not otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Plan):

1.Section 5.1 of the Plan is amended in its entirety to read as follows:
2.The shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in the open market or in private transactions. Subject to the provisions of Section 11, the total number of shares of Stock available for grant of Awards, shall not exceed 1,575,000 shares of Stock plus the number of shares of Stock subject to awards granted under the MVB Financial Corp 2013 Stock Incentive Plan that are outstanding as of the Effective Date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). Except as otherwise provided herein, if any Award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purposes of the Plan. In addition, the following shares of Stock shall not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Notwithstanding the provisions of this Section 5.1, no shares of Stock may again be optioned, granted, or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.The last sentence of Section 6.1 is amended to read: “In no event shall Incentive Stock Options for more than 1,575,000 shares of Stock, in the aggregate, be issued under the Plan.

IN WITNESS WHEREOF, this First Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s shareholders at the 2026 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on the date below.

MVB FINANCIAL CORP.
By:
Name:
Title:
Date:

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